AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2005
                              REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KNOCKOUT HOLDINGS, INC.
                 (Name of small business issuer in its charter)



           DELAWARE                         5160                              13-4024018
  (State or jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification No.)
incorporation or organization)    Classification Code Number)

                              100 W. Whitehall Ave.
                               Northlake, IL 60164
                                 (708) 273-6900
          (Address and telephone number of principal executive offices)

                      John Bellamy, Chief Executive Officer
                              100 W. Whitehall Ave.
                               Northlake, IL 60164
                                 (708) 273-6900
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                             Gregory Sichenzia, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                  Registered(1)           Security(2)              Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share       149,320 (3)               $1.975              $  294,907.00               $ 34.71
Common Stock, $.001 par value per share     1,424,320 (4)               $1.975              $2,813,032.00               $331.09
Common Stock, $.001 par value per share     2,606,080 (5)               $1.975              $5,147,008.00               $605.80
Common Stock, $.001 par value per share     2,989,875 (6)               $1.975              $5,905,003.12               $695.02
Common Stock, $.001 par value per share     1,931,757 (7)               $1.975              $3,815,220.08               $449.05
-----------------------------------------------------------------------------------------------------------------------------------

Total                                       9,101,352                   $1.975             $17,975,170.20             $2,115.68
===================================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 6, 2005, which was $1.975 per share.
(3)   Represents currently outstanding shares of common stock.
(4) Represents shares of common stock issuable upon conversion of Series A Preferred Stock.
(5) Represents shares of common stock issuable upon conversion of Series B Preferred Stock.
(6) Represents shares of common stock issuable as payment of principal and interest on the registrant's outstanding 11% Senior Secured Note due May 2, 2008.
(7) Represents shares of common stock issuable upon exercise of common stock purchase warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MAY 11, 2005

                             Knockout Holdings, Inc.
                            Up to 9,101,352 Shares of
                                  Common Stock


      This prospectus relates to the public offering of an aggregate of up to 9,101,352 shares of common stock which may be sold from time to time by the selling stockholders of Knockout Holdings, Inc. named in this prospectus. Of these shares, 1,424,320 shares are issuable upon conversion of Series A Preferred Stock, 2,606,080 shares are issuable upon conversion of Series B Preferred Stock, up to 3,266,900 shares are issuable as payment of principal and interest on our $3,000,000 principal amount 11% Senior Secured Note and up to 1,931,757 shares are issuable upon exercise of warrants held by the selling stockholders.

      The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 16. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

      We have paid the expenses of preparing this prospectus and the related registration expenses.

      Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol KNOH.OB. The last reported sales price for our common stock on May 6, 2005, was $2.00 per share.

          The Securities offered hereby involve a high degree of risk.
                     See "Risk Factors" beginning on page 2.

      We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                Page
                                                               ------

Prospectus Summary ...........................................    1
Risk Factors .................................................    2
Use of Proceeds ..............................................    8
Selling Stockholders .........................................    8
Plan of Distribution .........................................   16
Market for Common Equity and Related Stockholder Matters .....   17
Organization and Business ....................................   19
Management's Discussion and Analysis and Plan of Operation ...   24
Description of Property ......................................   32
Legal Proceedings ............................................   32
Management ...................................................   32
Executive Compensation .......................................   36
Certain Relationships and Related Transactions ...............   38
Security Ownership of Certain Beneficial Owners and Management   40
Description of Securities ....................................   45
Indemnification for Securities Act Liabilities ...............   49
Legal Matters ................................................   49
Experts ......................................................   49
Changes in Accountants .......................................   50
Additional Information .......................................   50
Consolidated Financial Statements ............................   F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Knockout," "we," "us," and "our" refer to Knockout Holdings, Inc.

                             Knockout Holdings, Inc.

         Knockout Holdings, Inc. is engaged in the business of selling household cleaning products and automobile cleaning products that are based on a proprietary technology. We have an exclusive endorsement and licensing agreement with George Foreman, the two-time World Heavyweight boxing champion, to represent our George Foreman's Knock-Out line of cleaning products worldwide. Initial sales of our cleaning products began in August 2004.

         For the year ended December 31, 2004 and for the period from April 9, 2003 (date of inception) until December 31, 2003, we incurred net losses of $12,574,702 and $1,739,861, respectively. At December 31, 2004, we had a working capital deficiency of $2,133,611 and an accumulated deficit of $14,314,563.

         Our principal executive offices are located at 100 W. Whitehall Ave., Northlake, IL 60164 and our telephone number is (708) 273-6900.

                                  The Offering

Common stock outstanding before the offering........... 8,992,322 shares, which does not include shares
                                                        issuable upon conversion
                                                        of outstanding
                                                        convertible preferred
                                                        stock and does not
                                                        include shares issuable
                                                        upon exercise of
                                                        outstanding warrants.

Common stock offered by selling stockholders........... Up to 9,101,352 shares.
                                                        This number includes
                                                        1,424,320 shares
                                                        issuable upon conversion
                                                        of Series A Preferred
                                                        Stock, 2,606,080 shares
                                                        issuable upon conversion
                                                        of Series B Preferred
                                                        Stock, up to 3,266,900
                                                        shares issuable as
                                                        payment of principal and
                                                        interest on our
                                                        $3,000,000 principal
                                                        amount 11% Senior
                                                        Secured Note and up to
                                                        1,931,757 shares
                                                        issuable upon exercise
                                                        of warrants held by the
                                                        selling stockholders.

Common stock to be outstanding after the offering...... Up to 18,272,488 shares.

Use of proceeds........................................ We will not receive any proceeds from the sale
                                                        of the common stock
                                                        hereunder. We will
                                                        receive proceeds from
                                                        the exercise of
                                                        outstanding warrants.
                                                        See "Use of Proceeds"
                                                        for a complete
                                                        description.

OTCBB Symbol........................................... KNOH.OB

                                  RISK FACTORS

         Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

Risks Related to Our Business

OUR FINANCIAL STATUS CREATES DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS, AND, IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

         For the year ended December 31, 2004 and for the period from April 9, 2003 (date of inception) until December 31, 2003, we incurred net losses of $12,574,702 and $1,739,861, respectively. At December 31, 2004, we had a working capital deficiency of $2,133,611 and an accumulated deficit of $14,314,563. As a result of our continuing losses and negative cash flows, our independent registered public accounting firm, BDO Seidman, LLP, issued a "going concern" opinion in connection with their audit of our financial statements for the year ended December 31, 2004. This opinion expressed substantial doubt as to our ability to continue as a going concern. Because of these conditions, we will require additional working capital to develop business operations. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment.

NOT HAVING SUFFICIENT ACCESS TO CAPITAL WOULD PREVENT US FROM MARKETING OR EXPANDING OUR PRODUCT LINE. IN ADDITION, SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL MAY RESULT IN DILUTION TO YOUR OWNERSHIP AND VOTING RIGHTS IN OUR SECURITIES.

         Our business plan contemplates a rapid rollout of our cleaning products through multiple channels, which will require significant capital. We expect our business plan will require approximately $7 million in additional capital over the next 12 to 18 months. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. If we cannot raise the additional capital required to implement our business plan, we may be required to curtail operations or develop a different business strategy, which could adversely affect our financial condition and results of operations. Further additional debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

FAILURE TO ACHIEVE MARKET ACCEPTANCE OF OUR PRODUCTS WOULD RESULT IN LACK OF REVENUES.

         Our business is primarily based on a new line of household and automobile cleaning products. There is no assurance that our products will gain wide consumer acceptance or any acceptance. Market acceptance of our products may take a long time. The introduction of a new brand generally requires a minimum of twelve to eighteen months before a new product will receive market acceptance from consumers and retailers. If our products do not gain a sufficient level of consumer acceptance, our revenues could be adversely affected which would have a material impact on our business.

OUR EXCLUSIVE ENDORSEMENT AND LICENSING ARRANGEMENT WITH GEORGE FOREMAN IS SUBJECT TO TERMINATION IN CERTAIN INSTANCES, WHICH COULD RESULT IN A SUBSTANTIAL LOSS OF REVENUES FROM OUR PRODUCTS.

         We have entered into an exclusive endorsement and licensing arrangement with George Foreman, the boxing and marketing personality. Under the terms of this arrangement, we are obligated to make certain minimum payments to Mr. Foreman. Failure to meet these payments would result in a default under the contract. Also, Mr. Foreman reserves the right to terminate the license agreement if John Bellamy ceases to be Chief Executive Officer before November 4, 2006 other than by reason of death or disability. If the license terminates, we would no longer have the right to use name and likeness of Mr. Foreman and would be unable to sell products under the George Foreman label, which we expect to account for substantially all of products in the immediate future. If this were to occur, we could likely experience a substantial loss of revenues from our products.

OUR INABILITY TO OBTAIN PATENTS ON OUR TECHNOLOGY WOULD ADVERSELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS.

         Failure to obtain patents on our Encapsulation technology would adversely affect our ability to market our cleaning products. This technology is the subject of pending patent applications with the U.S. Patent and Trademark Office. If this patent is not granted, it may reduce our ability to effectively market our products in a distinctive manner.

OUR DEPENDENCE ON A SINGLE CELEBRITY FOR MARKETING PURPOSES MAKES THE SUCCESS OF OUR BUSINESS SUBJECT TO THE RISKS OF DEATH OR DISABILITY OF THE CELEBRITY OR CONVICTION OF THE CELEBRITY IN A CIVIL OR CRIMINAL MATTER.

         We are highly dependent upon George Foreman to generate significant awareness for our cleaning brands. Extenuating circumstances and events, including death, illness or civil or criminal penalties filed against Mr. Foreman could have a significant adverse impact on the business. Furthermore, we are subject to risks associated with having our brand identified with a celebrity personality. If consumer views toward Mr. Foreman should significantly change, our brand value could be severely impacted, which could be detrimental to our business.

THE SUCCESS OF OUR ADVERTISING AND MARKETING EFFORTS AND THEIR ABILITY TO PRODUCE SALES FOR THE COMPANY ARE UNCERTAIN.

         Our business is directly affected by the success or failure of our advertising and promotional efforts. Future advertising efforts by us may be costly and may not result in anticipated sales. Failure to realize sufficient revenues from our advertising and promotional expenditures, together with the possible adverse impact on our brand value and inability to gain market share, would have a negative impact on our revenues and results of operations.

INTENSE COMPETITION MAY MAKE IT DIFFICULT OR IMPOSSIBLE TO GENERATE SUFFICIENT DEMAND FOR OUR PRODUCTS TO MAKE A PROFIT.

         We face intense competition from large multinational manufacturers of household and automotive cleaning products as well as smaller specialty manufacturers. Both the household cleaning and automotive cleaning markets are mature markets with modest overall growth anticipated. Large multinational companies with popular brand products control a substantial share of both markets. We compete within these markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Our prospects depend on our ability to increase our market share. An unexpected inability to gain market share or meet our business plan could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, or a failure to price the product competitively, leading to severe downward pressure on the prices of our products. If this occurs, our revenues may be materially adversely affected.

INABILITY TO SATISFY DEMAND FOR OUR PRODUCT WOULD REDUCE OUR ABILITY TO GAIN A FOOTHOLD IN THE MARKET.

         Even if our cleaning products do gain consumer and retail acceptance, there is no assurance that we will be able to successfully meet the market's demand should our manufacturers' capacity become limited or if we do not have sufficient capital to pay manufacturing costs. If we cannot meet the demand for our products, our ability to gain a foothold in the market may be compromised, with consumers turning to other products that are available in sufficient numbers.

IF OUR SUPPLIERS ARE UNABLE TO DELIVER PRODUCT, OUR REVENUES AND ULTIMATELY PROFITS WOULD BE REDUCED.

         We are highly dependent on third party vendors to manufacture and distribute our cleaning products. The availability of production capacity, fluctuations in the manufacturing yields at third parties' facilities, the cost of raw materials, and quality control of suppliers are all risks. There is no assurance that these vendors or our manufacturers will be able to meet production demands or quality control standards, the failure of which could significantly impact our results of operations.

THE DEPARTURE OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO RUN OUR BUSINESS.

         Our future success is dependent on the personal efforts, performance and abilities of key management, including John Bellamy, our Chairman and Chief Executive Officer, Dr. Isaac Horton, III, a consultant and our Secretary and Vice Chairman, Ahmed Shaikh, our Chief Operating Officer, and Oscar Turner, a director, our Chief Financial Officer, Principal Accounting Officer and Treasurer. All of these individuals are integral parts of our daily operations. None of these individuals currently have any plans to retire or leave our company in the near future. We have employment agreements with Messrs. Bellamy, Shaikh and Turner and a consulting agreement with Dr. Horton. We do not maintain any key life insurance policies for any of our executive officers or other personnel. The loss of any of our senior management could significantly impact our business until adequate replacements can be identified and put in place.

FAILURE TO MAXIMIZE OR TO SUCCESSFULLY ASSERT OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR COMPETITIVENESS.

         We have patent applications pending and trade secrets, proprietary technology and licensing agreements in place. We believe that implementation of our business plan is highly dependent upon successfully protecting our intellectual property rights. There is no assurance that we will be able to protect these rights if challenged, or that these rights will be effective in enabling us to achieve our objectives.

OUR INABILITY TO MAINTAIN KEY TRADEMARKS OR LICENSES IN EFFECT WOULD ADVERSELY AFFECT OUR BUSINESS.

         We own and use trademarks and operate under a trademark and other license agreements. We believe that these trademarks and licenses have significant value and are instrumental in our ability to create and sustain demand for our products. There is no assurance that these trademarks and licensing agreements will remain in effect and enforceable or that any license agreements, upon expiration, can be renewed on acceptable terms or at all. In addition, any future disputes concerning these trademarks and licenses may cause us to incur significant litigation costs or force us to suspend use of the disputed trademarks.

ACTS OF TERRORISM COULD ADVERSELY AFFECT THE PRODUCTION OR SALE OF OUR PRODUCTS.

         The continued threat of terrorism or heightened security measures in response to an act of terrorism may disrupt commerce and undermine consumer confidence, which could negatively impact demand for our products. Furthermore, such events could interfere with our ability to obtain merchandise from vendors, or substitute suppliers, at similar costs, to meet demand in a timely manner.

Risks Related to Our Recent Financing

THE CONTINUOUSLY ADJUSTABLE SHARE PRICE FEATURE OF OUR OUTSTANDING 11% SENIOR SECURED NOTE COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         On May 2, 2005, we entered into a Securities Purchase Agreement for the sale of a $3,000,000 principal amount 11% Senior Secured Note due May 2, 2008. The number of shares of common stock that we may issue as repayment of principal and interest on our outstanding 11% Senior Secured Note is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will have to issue additional shares if we pay principal and interest in shares of stock. The following is an example of the amount of shares of our common stock that we would be required to issue to repay $3,000,000 of principal on the senior secured notes not including three years of 11% interest, based on the market prices 25%, 50% and 75% below the bid price of $2.10:

           Price                                 Number of
           Per Share          15% Discount       Shares Issuable            Percentage of Stock*
           ------------------ ------------------ -------------------------- ------------------------
           $1.58              $1.34                     2,238,806                      1.4%
           $1.05              $0.89                     3,370,787                      2.2%
           $.053              $0.45                     6,666,667                      4.3%

         * Based on 155,314,764 shares outstanding, assuming conversion of outstanding preferred stock.

         As illustrated, the number of shares of common stock that we may issue to repay the outstanding 11% Senior Secured Convertible Note will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE ISSUANCE OF SHARES AS REPAYMENT OF OUR OUTSTANDING 11% SENIOR SECURED NOTE AND EXERCISE OF OUR OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares as repayment of principal and interest on our outstanding 11% Senior Secured Note and upon exercise of outstanding warrants may result in substantial dilution to the interests of other stockholders since we may ultimately repay the entire amount due under the 11% Senior Secured Note in stock and the selling stockholders may convert and sell the full amount issuable on exercise of warrants. There are currently 9,671,071 shares issuable upon exercise of outstanding warrants that may be sold without restriction. Although we may not repay our outstanding 11% Senior Secured Note in stock if such repayment would cause the holder to own more than 9.9% of our outstanding common stock, the holder may sell all of the shares as they are issued to it. In this way, the holder could sell more than the 9.9% limit while never holding more than the limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR ISSUANCE AS REPAYMENT OF THE OUTSTANDING 11% SENIOR SECURED NOTE AND REGISTERED UNDER THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of our outstanding preferred stock, upon exercise of outstanding warrants and as repayment of our outstanding 11% Senior Secured Note, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for repayment of the 11% Senior Secured Note. Accordingly, we have allocated and registered 3,266,900 shares to cover repayment of the 11% Senior Secured Note. In the event that our per share stock price decreases significantly, the shares of common stock we have allocated for repayment of the 11% Senior Secured Note and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING 11% SENIOR SECURED
NOTE IN FULL DUE TO AN EVENT OF DEFAULT, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE 11% SENIOR SECURED NOTE IN FULL, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         Any event of default such as our failure to repay the principal or interest when due, breach of any covenant, representation or warranty in the securities purchase agreement or related 11% Senior Secured Note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company could require the early repayment of the 11% Senior Secured Note, including a default interest rate of 15% on the outstanding principal balance of the Note if the default is not cured within the specified grace period. We anticipate that we will repay the full amount of the 11% Senior Secured Note with shares of our common stock, in accordance with the terms of the Note. If we are required to repay the 11% Senior Secured Note in full due to an event of default, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the 11% Senior Secured Note when required, the note holder could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related to Our Common Stock

WE HAVE A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUTSTANDING PREFERRED STOCK AND WARRANTS WHICH WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING COMMON STOCKHOLDERS UPON CONVERSION OR EXERCISE.

         As of May 9, 2005, we had 797,764 shares of Series A Preferred Stock outstanding that will automatically convert into 127,642,248 shares of common stock upon effectiveness of an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue to 300,000,000 shares. As of May 9, 2005, we had 116,754 shares of Series B Preferred Stock outstanding that will automatically convert into 18,680,640 shares of common stock upon effectiveness of the amendment to our Certificate of Incorporation. On February 1, 2005, holders of a majority of our outstanding voting capital stock acted by written consent and approved the amendment to our Certificate of Incorporation to increase the number of our authorized common stock. The amendment to our Certificate of Incorporation will be effective approximately 20 days after the initial mailing of an information statement to our stockholders notifying them of the amendment. As of May 9, 2005, we also had outstanding warrants to purchase 8,751,067 shares of our common stock. As of May 9, 2005, we had 8,992,322 shares of common stock issued and outstanding. Upon conversion and exercise of the outstanding shares of preferred stock and the outstanding warrants, there will be an estimated 164,066,277 shares of our common stock outstanding. Conversion of the outstanding Series A and Series B Preferred Stock and exercise of outstanding warrants will cause immediate and substantial dilution to the existing holder of our common stock.

THE LIMITED MARKET FOR OUR COMMON STOCK WILL MAKE OUR STOCK PRICE MORE VOLATILE; THEREFORE YOU MAY HAVE DIFFICULTY SELLING OUR COMMON STOCK.

         The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

FUTURE SALES UNDER RULE 144 MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF EQUITY SECURITIES WHEN NEEDED TO FINANCE OUR CONTINUING OPERATIONS.

         As of May 9, 2005, we had 8,992,322 shares of our common stock issued and outstanding of which we believe 7,483,347 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. We believe that most if not all of the 8,992,322 issued and outstanding shares of our common stock are owned by non-affiliates and have been held for over two years. The sale in the public market of these shares of common stock may adversely affect prevailing market prices of our common stock.

OUR COMMON STOCK MAY BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

         Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of outstanding warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

                              SELLING STOCKHOLDERS

         The following table sets forth the common stock ownership of the selling stockholders as of May 9, 2005, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders. The selling stockholders acquired their securities: (1) through a December 2004 financing of The Knockout Group, Inc.; (2) through our January 2005 financing;
(3) through our May 2005 financing; and (4) as consideration for services rendered to us. The selling stockholders who participated in the December 2004 financing of The Knockout Group, Inc. purchased Series C Convertible Preferred Stock of The Knockout Group, Inc. Prior to our acquisition of The Knockout, Group, Inc., these selling stockholders converted their Series C Preferred Stock into common stock of The Knockout Group, Inc. Upon our acquisition of The Knockout Group, Inc. the December 2004 investors exchanged their common stock of The Knockout Group, Inc. into our Series A Preferred Stock. Further, upon closing of our January 2005 financing, the investors in the December 2004 financing were granted common stock purchase warrants on the same terms as investors in our January 2005 financing. A description of the material terms of these transactions is included on pages 19 and 45-49 of this prospectus. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                                                                                          Shares Beneficially Owned
                                                                                                            After the Offering (2)
                                                                                                          -------------------------
                                                     Number of Shares
                                                    Beneficially Owned         Number of Shares Offered
                    Name                         Prior to the Offering (1)    Pursuant to this Prospectus      Number       Percent
                    ----                         -------------------------    ---------------------------      ------       -------

AJW Offshore, Ltd.                                        292,750                     40,985 (3)               251,765         2.7%

AJW Partners, LLC                                         105,090                     14,713 (4)                90,377            *

AJW Qualified Partners, LLC                               337,788                     47,291 (5)               290,497         3.1%

Allan R. Lyons                                            176,000                     24,640 (6)               151,360         1.7%

Anasazi Partners III Offshore LTD                         281,490                     39,409 (7)               242,081         2.6%

Anasazi Partners III, LLC                                 281,490                     39,409 (8)               242,081         2.6%

                                                                                                          Shares Beneficially Owned
                                                                                                            After the Offering (2)
                                                                                                          -------------------------
                                                     Number of Shares
                                                    Beneficially Owned         Number of Shares Offered
                    Name                         Prior to the Offering (1)    Pursuant to this Prospectus      Number       Percent
                    ----                         -------------------------    ---------------------------      ------       -------
Armadillo Partners, LLC                                   440,000                     61,600 (9)               378,400         4.0%

Beljam Holding LTD/BM FINANMEX                            440,000                    61,600 (10)               378,400          4.0%

Bleeker Holdings, Inc.                                     88,000                    12,320 (11)                75,680             *

Bridges and Pipes LLC                                     837,958                   117,315 (12)               720,643          7.4%

Bristol Investment Fund                                   938,300                   131,362 (13)               806,938          8.2%

Bruce Falbaum                                             110,000                    15,400 (14)                94,600          1.0%

Bushido Capital Master Fund LP                            938,300                   131,362 (15)               806,938          8.2%

Carl Powell                                                44,000                     6,160 (16)                37,840             *

Christian & Erica Brunschweiler                           187,660                    26,273 (17)               161,387          1.8%

Christopher Baker                                         769,406                   107,717 (18)               688,689          7.1%

Cordell Williams                                          220,000                    30,800 (19)               189,200          2.1%

Cornell Capital Partners, LP                            1,125,960                   157,634 (20)               968,326          9.7%

Curtis Pouncy                                              88,000                    12,320 (21)                75,680             *

Damon Testaverde                                           85,470                    11,966 (22)                73,504             *

Dan and Edna Purjes                                       220,000                    30,800 (23)               189,200          2.1%

Daniel Borislow                                           750,640                   105,090 (24)               645,550          6.7%

David & Victoria Ruggieri                                 187,660                    26,273 (25)               161,387          1.8%

David Fuchs                                                88,000                    12,320 (26)                75,680             *

David Skirloff                                          1,653,526                   231,494 (27)             1,422,032         13.7%

DCOFI Master LDC                                        4,711,921                 4,200,435 (28)             3,501,361         27.4%
                                                                                                                  (29)
Dr. Donald Adams                                          187,660                    26,273 (30)               161,387          1.8%

Duncan Capital Group, LLC                               2,174,074                   304,371 (31)             1,869,703         17.2%

Frank Gihan                                               324,236                    45,394 (32)               278,842          3.0%

Gamma Opportunity Capital Partners, LP                    938,300                   131,362 (33)               806,938          8.2%

                                                                                                          Shares Beneficially Owned
                                                                                                            After the Offering (2)
                                                                                                          -------------------------
                                                     Number of Shares
                                                    Beneficially Owned         Number of Shares Offered
                    Name                         Prior to the Offering (1)    Pursuant to this Prospectus      Number       Percent
                    ----                         -------------------------    ---------------------------      ------       -------

Harbor View Fund, Inc.                                    660,000                    92,400 (34)               567,600          5.9%

Herbert Welch                                             187,660                    26,273 (35)               161,387          1.8%

Highgate House Funds, LTD                               1,125,960                   157,635 (36)               968,325          9.7%

HT Ardingar & Sons                                        375,320                    52,545 (37)               322,775          3.5%

James Clark                                               110,000                    15,400 (38)                94,600          1.0%

John C. Kleinert                                          220,000                    30,800 (39)               189,200          2.1%

Joseph & Pilar Serrano                                     75,064                    10,509 (40)                64,555             *

Kenneth Levy                                              250,000                    35,000 (41)               215,000          2.3%

Kenneth Warren                                            110,000                    15,400 (42)                94,600          1.0%

Lomond International, Inc.                                 88,000                    12,320 (43)                75,680             *

Marc Sherman                                              187,660                    26,273 (44)               161,387          1.8%

Mary Hayes                                                 37,532                     5,255 (45)                32,277             *

Mathew Thornton                                            44,000                     6,160 (46)                37,840             *

Mike Holmes                                               118,800                    16,632 (47)               102,168          1.1%

MSR Consultants, Inc                                      300,256                    42,036 (48)               258,220          2.8%

M.W. Crow Family L.P.                                   2,089,880                   292,584 (49)             1,797,296         16.7%

New Millenium Capital Partners                             15,013                     2,102 (50)                12,911             *

Peter Lee Coker                                           376,000                    52,640 (51)               323,360          3.5%

Peter Sivaslian                                           356,554                    49,918 (52)               306,636          3.3%

Richard Smithline                                         696,626                    97,528 (53)               599,098          6.2%

Richard and Boh Yeon Han                                  220,000                    30,800 (54)               189,200          2.1%

Robert David Fuchs                                        220,000                    30,800 (55)               189,200          2.1%

Robert Hardy                                               44,000                     6,160 (56)                37,840             *

Robert Skriloff                                            22,000                     3,080 (57)                18,920             *

Robert Vanhellemont                                       187,660                    26,273 (58)               161,387          1.8%

                                                                                                          Shares Beneficially Owned
                                                                                                            After the Offering (2)
                                                                                                          -------------------------
                                                     Number of Shares
                                                    Beneficially Owned         Number of Shares Offered
                    Name                         Prior to the Offering (1)    Pursuant to this Prospectus      Number       Percent
                    ----                         -------------------------    ---------------------------      ------       -------


Royal Capital Value Fund                                1,290,452                   180,664 (59)             1,109,788         11.0%

Royal Capital Value Fund (QP)                           2,462,749                   344,785 (60)             2,117,964         19.1%

Scott Diclaudio                                           112,596                    15,764 (61)                96,832          1.1%

Seth Tobias                                               375,320                    52,545 (62)               322,775          3.5%

SGN, Inc.                                                  75,064                    10,509 (63)                64,555             *

Sherman Gillums                                           440,000                    61,600 (64)               378,400          4.0%

Sichenzia Ross Friedman Ference LLP                       100,000                    14,000 (65)                86,000             *

Stanley Skriloff                                           37,532                     5,255 (66)                32,277             *

Steven Hague                                               44,000                     6,160 (67)                37,840             *

Steven Lefkowitz                                          660,000                    92,400 (68)               567,600          5.9%

Styron Powers                                             110,000                    15,400 (69)                94,600          1.0%

Terrance Bell                                             330,000                    46,200 (70)               283,800          3.1%

Theodore Stern                                            110,000                    15,400 (71)                94,600          1.0%

Thomas Jones                                            1,876,601                   262,725 (72)             1,613,876         15.2%

Titan Capital Management                                  562,980                    78,818 (73)               484,162          5.1%

Tricia Tobias                                              56,298                     7,882 (74)                48,416             *

Tristan Kim                                                93,830                    13,137 (75)                80,693             *

Vicis Capital Master Fund                               3,138,300                   439,362 (76)             2,698,938         23.1%

William Owens                                             220,000                    30,800 (77)               189,200          2.1%

Wright Group International Holdings                       480,964                    67,335 (78)               413,629          4.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL SHARES OFFERED                                                              9,101,352

* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 9, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying common stock purchase warrants and outstanding preferred stock will be issued.

(3) Includes: (a) 37,120 shares of common stock issuable upon conversion of 232 shares of Series B Preferred Stock; and (b) 3,865 shares of common stock issuable upon exercise of common stock purchase warrants. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd. We have been notified by AJW Offshore, Ltd. that it is not a broker-dealer or an affiliate of any broker-dealer.

(4) Includes: (a) 13,280 shares of common stock issuable upon conversion of 83 shares of Series B Preferred Stock; and (b) 1,433 shares of common stock issuable upon exercise of common stock purchase warrants. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC. We have been notified by AJW Partners, LLC that it is not a broker-dealer or an affiliate of any broker-dealer.

(5) Includes: (a) 42,880 shares of common stock issuable upon conversion of 268 shares of Series B Preferred Stock; and (b) 4,411 shares of common stock issuable upon exercise of common stock purchase warrants. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC. AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, has voting and investment control over the securities owned by AJW Qualified Partners, LLC. We have been notified by AJW Qualified Partners, LLC that it is not a broker-dealer or an affiliate of any broker-dealer.

(6) Includes: (a) 22,400 shares of common stock issuable upon conversion of 140 shares of Series A Preferred Stock; and (b) 2,240 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Includes: (a) 35,680 shares of common stock issuable upon conversion of 223 shares of Series B Preferred Stock; and (b) 3,729 shares of common stock issuable upon exercise of common stock purchase warrants. Chris Baker has voting and investment control over the securities held by Anasazi Partners III Offshore LTD.

(8) Includes: (a) 35,680 shares of common stock issuable upon conversion of 223 shares of Series B Preferred Stock; and (b) 3,729 shares of common stock issuable upon exercise of common stock purchase warrants. Chris Baker has voting and investment control over the securities held by Anasazi Partners III, LLC.

(9) Includes: (a) 56,000 shares of common stock issuable upon conversion of 350 shares of Series A Preferred Stock; and (b) 5,600 shares of common stock issuable upon exercise of common stock purchase warrants. Chris Baker has voting and investment control over the securities held by Armadillo Partners, LLC.

(10) Includes: (a) 56,000 shares of common stock issuable upon conversion of 350 shares of Series A Preferred Stock; and (b) 5,600 shares of common stock issuable upon exercise of common stock purchase warrants. Jaime Sohachesky has voting and investment control over the securities held by Beljam Holdings LTD/BM FINANMEX.

(11) Includes: (a) 11,200 shares of common stock issuable upon conversion of 70 shares of Series A Preferred Stock; and (b) 1,120 shares of common stock issuable upon exercise of common stock purchase warrants. J.J. Biancho has voting and investment control over the securities held by Bleecker Holdings, Inc.

(12) Includes: (a) 75,520 shares of common stock issuable upon conversion of 472 shares of Series A Preferred Stock; (b) 31,040 shares of common stock issuable upon conversion of 194 shares of Series B Preferred Stock; and
      (c) 10,755 shares of common stock issuable upon exercise of common stock purchase warrants. David Fuchs has voting and investment control over the securities held by Bridges and Pipes LLC.

(13) Includes: (a) 119,360 shares of common stock issuable upon conversion of 746 shares of Series B Preferred Stock; and (b) 12,002 shares of common stock issuable upon exercise of common stock purchase warrants. Paul Kessler has voting and investment control over the securities held by Bristol Investment Fund.

(14) Includes: (a) 13,920 shares of common stock issuable upon conversion of 87 shares of Series A Preferred Stock; and (b) 1,480 shares of common stock issuable upon exercise of common stock purchase warrants.

(15) Includes: (a) 119,360 shares of common stock issuable upon conversion of 746 shares of Series B Preferred Stock; and (b) 12,002 shares of common stock issuable upon exercise of common stock purchase warrants. Chris Rossman has voting and investment control over the securities held by Bushido Capital Master Fund LP.

(16) Includes: (a) 5,600 shares of common stock issuable upon conversion of 35 shares of Series A Preferred Stock; and (b) 560 shares of common stock issuable upon exercise of common stock purchase warrants.

(17) Includes: (a) 23,840 shares of common stock issuable upon conversion of 149 shares of Series B Preferred Stock; and (b) 2,433 shares of common stock issuable upon exercise of common stock purchase warrants.

(18) Includes: (a) 97,920 shares of common stock issuable upon conversion of 612 shares of Series B Preferred Stock; and (b) 9,797 shares of common stock issuable upon exercise of common stock purchase warrants.

(19) Includes: (a) 28,000 shares of common stock issuable upon conversion of 175 shares of Series A Preferred Stock; and (b) 2,800 shares of common stock issuable upon exercise of common stock purchase warrants.

(20) Includes: (a) 143,200 shares of common stock issuable upon conversion of 895 shares of Series B Preferred Stock; and (b) 14,434 shares of common stock issuable upon exercise of common stock purchase warrants. All investment decisions of Cornell Capital Partners, LP are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC makes the investment decisions on behalf of Yorkville Advisors, LLC and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners, LP.

(21) Includes: (a) 11,200 shares of common stock issuable upon conversion of 70 shares of Series A Preferred Stock; and (b) 1,120 shares of common stock issuable upon exercise of common stock purchase warrants.

(22) Includes 11,966 shares of common stock issuable upon conversion of warrants earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc., as described more fully on page 47 of this prospectus.

(23) Includes: (a) 28,000 shares of common stock issuable upon conversion of 175 shares of Series A Preferred Stock; and (b) 2,800 shares of common stock issuable upon exercise of common stock purchase warrants.

(24) Includes: (a) 95,520 shares of common stock issuable upon conversion of 597 shares of Series B Preferred Stock; and (b) 9,570 shares of common stock issuable upon exercise of common stock purchase warrants.

(25) Includes: (a) 23,840 shares of common stock issuable upon conversion of 149 shares of Series B Preferred Stock; and (b) 2,433 shares of common stock issuable upon exercise of common stock purchase warrants.

(26) Includes: (a) 11,200 shares of common stock issuable upon conversion of 70 shares of Series A Preferred Stock; and (b) 1,120 shares of common stock issuable upon exercise of common stock purchase warrants.

(27) Includes: (a) 18,760 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with the December 2004 private placement of The Knockout Group, Inc.; (b) 35,404 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our January 2005 private placement; (c) 28,580 shares of common stock earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc.; and (d) 148,750 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc. These transactions are described more fully on page 47 of this prospectus.

(28) Includes: (a) 224,000 shares of common stock issuable upon conversion of 1,400 shares of Series A Preferred Stock; (b) 286,560 shares of common stock issuable upon conversion of 1,791 shares of Series B Preferred Stock; (c) 2,989,875 shares issuable as payment of principal and interest on our outstanding 11% Senior Secured Note; and (d) 700,000 shares of common stock issuable upon exercise of common stock purchase warrants. Richard Smithline has voting and investment control over the securities held by DCOFI Master LDC.

(29) Includes shares of common stock issuable upon conversion and exercise of Series A Preferred Stock, Series B Preferred Stock and common stock purchase warrants which are not being registered in this prospectus. DCOFI Master LDC's beneficial ownership does not include 2,989,875 shares of common stock registered in this prospectus that may be issued by us as payment of principal and interest on our outstanding 11% Senior Secured Note.

(30) Includes: (a) 23,840 shares of common stock issuable upon conversion of 149 shares of Series B Preferred Stock; and (b) 2,433 shares of common stock issuable upon exercise of common stock purchase warrants.

(31) Includes: (a) 28,140 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with the December 2004 private placement of The Knockout Group, Inc. (b) 53,105 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our January 2005 private placement; and (c) 223,126 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc. These transactions are described more fully on page 47 of this prospectus. Michael Crow has voting and investment control over the securities held by Duncan Capital Group, LLC. Duncan Capital Group, LLC is affiliated with Duncan Capital LLC, which is a registered broker-dealer with the National Association of Securities Dealers.

(32) Includes: (a) 41,120 shares of common stock issuable upon conversion of 257 shares of Series A Preferred Stock; and (b) 4,274 shares of common stock issuable upon exercise of common stock purchase warrants.

(33) Includes: (a) 119,360 shares of common stock issuable upon conversion of 746 shares of Series B Preferred Stock; and (b) 12,002 shares of common stock issuable upon exercise of common stock purchase warrants. Chris Rossman has voting and investment control over the securities held by Gamma Opportunity Capital Partners, LP.

(34) Includes: (a) 84,000 shares of common stock issuable upon conversion of 525 shares of Series A Preferred Stock; and (b) 8,400 shares of common stock issuable upon exercise of common stock purchase warrants. Cori Orr has voting and investment control over the securities held by Harbor View Fund, LP.

(35) Includes: (a) 23,840 shares of common stock issuable upon conversion of 149 shares of Series B Preferred Stock; and (b) 2,433 shares of common stock issuable upon exercise of common stock purchase warrants.

(36) Includes: (a) 143,200 shares of common stock issuable upon conversion of 895 shares of Series B Preferred Stock; and (b) 14,435 shares of common stock issuable upon exercise of common stock purchase warrants. Mark Angelo has voting and investment control over the securities held by Highgate House Funds, LTD.

(37) Includes: (a) 47,680 shares of common stock issuable upon conversion of 298 shares of Series B Preferred Stock; and (b) 4,865 shares of common stock issuable upon exercise of common stock purchase warrants. H.T. Ardinger has voting and investment control over the securities held by HT Ardingar & Sons.

(38) Includes: (a) 13,920 shares of common stock issuable upon conversion of 87 shares of Series A Preferred Stock; and (b) 1,480 shares of common stock issuable upon exercise of common stock purchase warrants.

(39) Includes: (a) 28,000 shares of common stock issuable upon conversion of 175 shares of Series A Preferred Stock; and (b) 2,800 shares of common stock issuable upon exercise of common stock purchase warrants.

(40) Includes: (a) 9,440 shares of common stock issuable upon conversion of 59 shares of Series B Preferred Stock; and (b) 1,069 shares of common stock issuable upon exercise of common stock purchase warrants.

(41) Includes 35,000 presently outstanding shares of common stock acquired by Mr. Levy upon exercise of certain stock options issued to him while he served as our principal executive officer.

(42) Includes: (a) 13,920 shares of common stock issuable upon conversion of 87 shares of Series A Preferred Stock; and (b) 1,480 shares of common stock issuable upon exercise of common stock purchase warrants.

(43) Includes: (a) 11,200 shares of common stock issuable upon conversion of 70 shares of Series A Preferred Stock; and (b) 1,120 shares of common stock issuable upon exercise of common stock purchase warrants. Martin Sumichrast has voting and investment control over the securities held by Lomond International, Inc.

(44) Includes: (a) 15,040 shares of common stock issuable upon conversion of 94 shares of Series B Preferred Stock; and (b) 11,233 shares of common stock issuable upon exercise of common stock purchase warrants.

(45) Includes: (a) 4,640 shares of common stock issuable upon conversion of 29 shares of Series B Preferred Stock; and (b) 615 shares of common stock issuable upon exercise of common stock purchase warrants.

(46) Includes: (a) 5,600 shares of common stock issuable upon conversion of 35 shares of Series A Preferred Stock; and (b) 560 shares of common stock issuable upon exercise of common stock purchase warrants.

(47) Includes: (a) 15,040 shares of common stock issuable upon conversion of 94 shares of Series A Preferred Stock; and (b) 1,592 shares of common stock issuable upon exercise of common stock purchase warrants.

(48) Includes: (a) 38,080 shares of common stock issuable upon conversion of 238 shares of Series B Preferred Stock; and (b) 3,956 shares of common stock issuable upon exercise of common stock purchase warrants. Michael Rakusin has voting and investment control over the securities held by MSR Consultants, Inc.

(49) Includes: (a) 21,105 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with the December 2004 private placement of The Knockout Group, Inc. (b) 39,829 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our January 2005 private placement; (c) 64,305 share of common stock earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc.; and (d) 167,345 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc. These transactions are described more fully on page 47 of this prospectus. Michael Crow has voting and investment control over the securities held by M.W. Crow Family L.P.

(50) Includes: (a) 1,760 shares of common stock issuable upon conversion of 11 shares of Series B Preferred Stock; and (b) 342 shares of common stock issuable upon exercise of common stock purchase warrants. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC. We have been notified by New Millennium Capital Partners II, LLC that it is not a broker-dealer or an affiliate of any broker-dealer.

(51) Includes: (a) 22,400 shares of common stock issuable upon conversion of 140 shares of Series A Preferred Stock; (b) 2,240 shares of common stock issuable upon exercise of common stock purchase warrants; and (c) 28,000 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc., as described more fully on page 47 of this prospectus.

(52) Includes: (a) 45,280 shares of common stock issuable upon conversion of 283 shares of Series B Preferred Stock; and (b) 4,638 shares of common stock issuable upon exercise of common stock purchase warrants.

(53) Includes: (a) 7,035 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with the December 2004 private placement of The Knockout Group, Inc.; (b) 13,276 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our January 2005 private placement; (c) 21,435 share of common stock earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc.; and (d) 55,782 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC in connection with our acquisition of The Knockout Group, Inc. These transactions are described more fully on page 47 of this prospectus.

(54) Includes: (a) 28,000 shares of common stock issuable upon conversion of 175 shares of Series A Preferred Stock; and (b) 2,800 shares of common stock issuable upon exercise of common stock purchase warrants.

(55) Includes: (a) 28,000 shares of common stock issuable upon conversion of 175 shares of Series A Preferred Stock; and (b) 2,800 shares of common stock issuable upon exercise of common stock purchase warrants.

(56) Includes: (a) 5,600 shares of common stock issuable upon conversion of 35 shares of Series A Preferred Stock; and (b) 560 shares of common stock issuable upon exercise of common stock purchase warrants.

(57) Includes: (a) 2,720 shares of common stock issuable upon conversion of 17 shares of Series B Preferred Stock; and (b) 360 shares of common stock issuable upon exercise of common stock purchase warrants.

(58) Includes: (a) 23,840 shares of common stock issuable upon conversion of 149 shares of Series B Preferred Stock; and (b) 2,433 shares of common stock issuable upon exercise of common stock purchase warrants.

(59) Includes: (a) 164,160 shares of common stock issuable upon conversion of 1,026 shares of Series B Preferred Stock; and (b) 16,504 shares of common stock issuable upon exercise of common stock purchase warrants. Yale Fergang has voting and investment control over the securities held by Royal Capital Value Fund.

(60) Includes: (a) 313,440 shares of common stock issuable upon conversion of 1,959 shares of Series B Preferred Stock; and (b) 31,345 shares of common stock issuable upon exercise of common stock purchase warrants. Yale Fergang has voting and investment control over the securities held by Royal Capital Value Fund

(61) Includes: (a) 14,240 shares of common stock issuable upon conversion of 89 shares of Series B Preferred Stock; and (b) 1,524 shares of common stock issuable upon exercise of common stock purchase warrants.

(62) Includes: (a) 47,680 shares of common stock issuable upon conversion of 298 shares of Series B Preferred Stock; and (b) 4,865 shares of common stock issuable upon exercise of common stock purchase warrants.

(63) Includes: (a) 9,440 shares of common stock issuable upon conversion of 59 shares of Series B Preferred Stock; and (b) 1,069 shares of common stock issuable upon exercise of common stock purchase warrants. Gina Reutter has voting and investment control ovef the securities held by SGN, Inc.

(64) Includes: (a) 56,000 shares of common stock issuable upon conversion of 350 shares of Series A Preferred Stock; and (b) 5,600 shares of common stock issuable upon exercise of common stock purchase warrants.

(65) Includes 14,000 shares issuable upon exercise of common stock purchase warrants with an exercise price of $1.00 per share, exercisable for five years, issued to Sichenzia Ross Friedman Ference LLP as consideration for legal services rendered. Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael H. Ference have voting and investment control over the securities held by Sichenzia Ross Friedman Ference LLP.

(66) Includes: (a) 4,640 shares of common stock issuable upon conversion of 29 shares of Series B Preferred Stock; and (b) 615 shares of common stock issuable upon exercise of common stock purchase warrants.

(67) Includes: (a) 5,600 shares of common stock issuable upon conversion of 35 shares of Series A Preferred Stock; and (b) 560 shares of common stock issuable upon exercise of common stock purchase warrants.

(68) Includes: (a) 84,000 shares of common stock issuable upon conversion of 525 shares of Series A Preferred Stock; and (b) 8,400 shares of common stock issuable upon exercise of common stock purchase warrants.

(69) Includes: (a) 13,920 shares of common stock issuable upon conversion of 87 shares of Series A Preferred Stock; and (b) 1,480 shares of common stock issuable upon exercise of common stock purchase warrants.

(70) Includes: (a) 41,920 shares of common stock issuable upon conversion of 262 shares of Series A Preferred Stock; and (b) 4,280 shares of common stock issuable upon exercise of common stock purchase warrants.

(71) Includes: (a) 13,920 shares of common stock issuable upon conversion of 87 shares of Series A Preferred Stock; and (b) 1,480 shares of common stock issuable upon exercise of common stock purchase warrants.

(72) Includes: (a) 238,720 shares of common stock issuable upon conversion of 1,492 shares of Series B Preferred Stock; and (b) 24,005 shares of common stock issuable upon exercise of common stock purchase warrants.

(73) Includes: (a) 71,520 shares of common stock issuable upon conversion of 447 shares of Series B Preferred Stock; and (b) 7,298 shares of common stock issuable upon exercise of common stock purchase warrants. Steven Slawson has voting and investment control over the securities held by Titan Capital Management.

(74) Includes: (a) 7,040 shares of common stock issuable upon conversion of 44 shares of Series B Preferred Stock; and (b) 842 shares of common stock issuable upon exercise of common stock purchase warrants.

(75) Includes: (a) 11,840 shares of common stock issuable upon conversion of 74 shares of Series B Preferred Stock; and (b) 1,297 shares of common stock issuable upon exercise of common stock purchase warrants.

(76) Includes: (a) 280,000 shares issuable upon conversion of 1,750 shares of Series A Preferred Stock; (b) 119,360 shares issuable upon conversion of 746 shares of Series B Preferred Stock; and (c) 40,002 shares of common stock issuable upon exercise of common stock purchase warrants. Richard Han has voting and investment control over the securities held by Vicis Capital Master Fund.

(77) Includes: (a) 28,000 shares of common stock issuable upon conversion of 175 shares of Series A Preferred Stock; and (b) 2,800 shares of common stock issuable upon exercise of common stock purchase warrants.

(78) Includes: (a) 61,120 shares of common stock issuable upon conversion of 382 shares of Series A Preferred Stock; and (b) 6,215 shares of common stock issuable upon exercise of common stock purchase warrants. Leroy Wright has voting and investment control over the securities held by Wright Group International Holdings.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our common stock is currently quoted on the OTC Bulletin Board under the symbol KNOH.OB. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                  Fiscal 2005            Fiscal 2004             Fiscal 2003
                                             ----------------------------------------------------------------------
       Calendar Quarter                      High        Low        High        Low         High        Low
       ------------------------------------------------------------------------------------------------------------
       First Quarter                         $2.35       $0.92      $0.10       $0.10       $0.07       $0.06
       Second Quarter                        ---         ---        $0.15       $0.10       $0.10       $0.07
       Third Quarter                         ---         ---        $0.12       $0.10       $0.10       $0.10
       Fourth Quarter                        ---         ---        $3.30       $0.10       $0.12       $0.07

Holders

      As of May 9, 2005, our shares of common stock were held by approximately 260 stockholders of record. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.

Dividends

         We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                                         EQUITY COMPENSATION PLAN INFORMATION
-----------------------------------------------------------------------------------------------------------------
Plan category                        Number of securities     Weighted average        Number of securities
                                     to be issued upon        exercise price of       remaining available for
                                     exercise of              outstanding options,    future issuance under
                                     outstanding options,     warrants and rights     equity compensation plans
                                     warrants and rights                              (excluding securities
                                                                                      reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                             (a)                     (b)                        (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by security holders                            -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders
                                           4,261,284 *                $0.20                      -0-
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total                                      4,261,284 *                $0.20                      -0-
-----------------------------------------------------------------------------------------------------------------

         * Includes options exercisable at a price of $0.20 per share. The options vest monthly in equal amounts over the first three years following the grant date of December 28, 2004. The options expire on December 28, 2014. Options were issued as follows: 2,498,260 to Oscar Turner, our Chief Financial Officer, Principal Accounting Officer, Treasurer and Director; 223,100 to Tony Weiss, a Directors; 790,446 to Coleman Peterson, a Director; and 749,478 to Ahmed Shaikh, our President and Chief Operating Officer.

         An aggregate of 500,000 shares of common stock were reserved for issuance or available for grant under the 2000 Stock Option Plan. Options granted under the 2000 Stock Option Plan may qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or as non-qualified options. No options are currently outstanding under the 2000 Stock Option Plan. No options were granted during 2004, 2003 or 2002. In connection with our acquisition of The Knockout Group, Inc., this plan is no longer operative.

         On February 1, 2005, our stockholders approved our 2005 Flexible Stock Incentive Plan and authorized 30,000,000 shares of common stock for issuance of stock awards and stock options thereunder. The 2005 Incentive Plan was adopted by and is administered by our Board of Directors. Under the plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended or which are not intended to qualify as Incentive Stock Options thereunder. The 2005 Flexible Stock Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The primary purpose of the 2005 Flexible Stock Incentive Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve our business, by providing them an opportunity to acquire or increase a direct proprietary interest in our operations and future success. To date, no securities have been issued under the 2005 Flexible Stock Incentive Plan.

                            ORGANIZATION AND BUSINESS

         We are a strategically integrated marketing company committed to the development of celebrity products that are safe for human use and environmentally friendly. We are currently engaged in the business of selling cleaning products that are based on a proprietary technology. We have an exclusive license agreement with George Foreman, the two-time World Heavyweight boxing champion and sell our products primarily through retail stores throughout the United States. Our products currently consist of household and automotive cleaning products for retail and industrial use.

Recapitalization and Merger

         On December 28, 2004, United Network Marketing Services, Inc. a Delaware corporation and a publicly traded company with nominal operating activity, acquired The Knockout Group, Inc. by issuing 796,568 shares of Series A Preferred Stock to the stockholders of The Knockout Group, Inc. in exchange for all of the issued and outstanding shares of The Knockout Group, Inc. Prior to the transaction, United Network Marketing Services, Inc. had no significant operations. Subsequent to the completion of the transaction United Network Marketing Services, Inc. changed its name to Knockout Holdings, Inc.

         For financial reporting purposes, this transaction has been reflected in the accompanying financial statements as a recapitalization of The Knockout Group, Inc. and the financial statements reflect the historical financial information of The Knockout Group, Inc., which was incorporated in Delaware in April 2003. Therefore, for accounting purposes, the shares recorded as issued in the reverse merger are the 8,175,747 shares owned by United Network Marketing Services, Inc. shareholders prior to the reverse merger.

         Prior to the merger, on December 6, 2004, The Knockout Group, Inc. declared a 4.6 to 1 forward stock split. In addition, as discussed above, in connection with the reverse merger, The Knockout Group's common shareholders converted their common shares into Series A Preferred Stock of United Network Marketing Services, Inc. on an exchange basis of 40 shares of common stock of The Knockout Group for 1 share of Series A Preferred of United Network Marketing Services. Once the authorized common shares of the post-merger Company are increased, the Series A Preferred Stock will convert at a rate of 160 shares of common stock for each share of the Series A Preferred Stock. As a result, the shareholders of The Knockout Group, Inc. will effectively end up with 4 shares of common stock of the post-merger Company for each share of common stock held in The Knockout Group, Inc. All share amounts of the The Knockout Group, Inc. discussed in this annual report and the accompanying audited financial statements have been retroactively restated to reflect the impact of these stock splits and conversions after stock splits.

Our Business

         We market and sell a line of cleaning products that are based on a proprietary technology. Our current product offering includes household and automotive cleaning products. The Knockout business has a limited operating history and operated as a development stage company until August 2004. Pre-launch activities began with initial orders from several major retailers in August 2004. We intend to begin full scale distribution of our products into retail channels in the first half of 2005 and expect to expand distribution in 2006.

         Our vision is to build brands that will be category leaders and have premium product positioning in each market segment that we compete. We will provide customers with products that provide efficacy, value, and are environmentally-responsible. We will strive to deliver products that:

         o        Exceed customer and consumer expectations;
         o        Create and sustain long term brand equity;
         o        Enrich consumers' well-being and healthy lifestyle;
         o        Protect the environment; and
         o Meet financial objectives and deliver exceptional returns for shareholders.

      While the product offerings of each of our brands will be different, the underlying strategies will be the same:

      Choose the right celebrity spokesperson. We will ensure that the celebrity endorser has the passion and conviction associated with the brand.

      Offer the highest quality branded products. We will incorporate innovations that add value and differentiate our brands from our competitors.

      Develop products that work and are consistent with our mission. Our products will do everything that we say they do and will help make the world a better place. Our products will accomplish this through our environmentally safe technologies.

Knock-Out(R) Cleaning Products

      Our cleaning products are based on two different technologies, an Encapsulation technology and a botanical disinfectant technology. The Knock-Out cleaning product line utilizes a patent pending Encapsulation technology intended for easy removal of dirt, grease, and grime. The cleaning products are intended to be powerful cleaners that are environmentally friendly, contain no harmful ingredients, and function as multiple use products. The ingredients are biodegradable and predominantly water-based. We own the formulas and all related patent applications have been assigned to us by the inventor.

      Our Knock-Out products also include a disinfectant technology using pure plant extracts. With a pH of 7.0, the same as pure water, the formulation is intended to be less corrosive than competing disinfectants. It is approved by the United States Environmental Protection Agency for use on household food contact surfaces, when used as directed. It is suitable for use around children and pets.

      Our Knock-Out household cleaning system consolidates up to 20 regular household cleaning products currently used in many households and replaces them with four multi-use products for spot and large surface cleaning. Our current household product offering consists of a Multi-Purpose Cleaner, Streak Free Glass Cleaner, Deep Stain Remover and Super Disinfectant

      In addition to the household products, we have also developed a line of specialty cleaning products for automobiles that includes an Interior Cleaner, an Exterior Cleaner and Polisher, and a Bug Grime and Wheel Cleaner. We plan to initiate the sell-in of our automotive line to retailers in the second quarter of 2005. We believe our products have the same, or greater, cleaning efficacy as current offerings in the market with the added benefit of being non-toxic and environmentally safe. We have presented this product line to aftermarket auto parts retailers controlling more than 10,000 retail locations and expect to ultimately present to retailers controlling more than 20,000 retail locations nationwide. We are in the early stages of this sell-in process, but expect our products to gain initial distribution in many of these stores.

      We believe our Encapsulation technology provides us with the ability to create a broad array of products over the next several years including fruit and vegetable wash, silk plant cleaner and pet shampoo. In March 2005, we introduced a "grill" cleaner at the annual international houseware show in Chicago. We expect to begin taking orders for this product and begin shipping product to retailers in the second quarter of 2005. We may introduce additional products this year depending upon the success of our current offerings, outcome of certain concept testing and consumer research, and availability of resources.

      We believe there is a growing awareness of the benefits of environmentally safe, non-toxic cleaning products amongst local, state and national government officials. The EPA and several major state officials including the governor of New York have announced intentions to shift procurement practices towards products that are environmentally safe. As such, we believe that this segment represents an excellent marketing opportunity for our products and we have recently hired a director of sales to begin pursuing these opportunities.

      We are currently exploring distribution and marketing opportunities for our cleaning products for use in industrial and commercial applications. Our products are currently being evaluated by several institutional users. While there are no contracts in place currently, we believe our products provide significant benefits versus current competitive offerings. We intend to enhance our product and packaging configurations to meet the needs of these potential customers.

      We currently distribute our products solely in the continental United States. We believe it is important to establish a strong initial presence in the U.S. before considering major international expansion. However, we believe that our celebrity endorser has high name recognition and awareness amongst international consumers. As a result, we intend to explore the possibility of entering into marketing and distribution arrangements for our products in locations outside the United States at a future date.

Product Development

      Our development strategy is related to our Encapsulation technology which we believe provides us with a strategic advantage, in that it gives us the ability to leverage the underlying formulation to create a broad array of products including fruit and vegetable wash, silk plant cleaner, pet shampoo and many other products. We have filed three patent applications with the U.S. Patent and Trademark Office related to our proprietary formulation and concentrate process. We believe we have developed related intellectual property around these areas and intend to file additional patents in the future. If we are awarded patents for our initial three filings or additional patents for future filings, we believe this will have a substantial impact on our asset quality and ability to leverage these assets in our marketing activities.

Market

      Household cleaners are found in every home and in a variety of products such as disinfectants, polish, bleach, abrasive powders, detergents, and fabric softeners. While these products are offered for every task, in every room, many can present health risks. Household cleaners can contain hazardous ingredients such as organic solvents and petroleum distillates, exposure to which can result in a variety of physical symptoms including headaches, fatigue, burning eyes, runny nose, and skin rashes. These symptoms can occur immediately or shortly after product use.

      Some ingredients used in household cleaners are known to cause cancer in animals and are suspected of causing cancer in humans. In addition, ingredients in household cleaners may also be harmful to unborn children. This is one reason why pregnant women are cautioned to restrict their use of household chemicals.

      o The average American home has 3-10 gallons of hazardous materials. (Source: Children's Health Environmental Coalition)

      o The average household typically uses and stores more than 60 hazardous products, including household cleaners, automotive products, paints, solvents and pesticides. (Source: Seattle Daily Journal of Commerce)

      o In 1999, 2.1 million human poisonings were reported to the poison control centers in the United States. More than 50 percent of the cases involved children under the age of five. (Source: American Association of Poison Control Centers, via Children's Health Environmental Coalition)

      o EPA studies of human exposure to air pollutants indicate that indoor air levels of many pollutants may be 2-5 times and, occasionally, more than 100 times higher than outdoor levels. Cleaning products and other household products are among the many culprits. (Source:
            EPA)

      o Over 150 chemicals found in the average home have been linked to allergies, birth defects, cancer and psychological abnormalities. (Source: Consumer Product Safety Commission, via www.earthwellness.com)

      We believe consumers are looking for household cleaners that are reliable, effective, easy to use, non-toxic and environmentally friendly. There are only a small number of brands that satisfy this need, but they are generally classified as niche brands and sold over the Internet or in very limited retail distribution. We believe that none of the niche brands have effectively driven awareness of the health and safety issues involved in the use of many household cleaners.

Channels of Distribution

         We currently distribute our products principally through retail and wholesale outlets in the United States. We also intend to sell products through alternate distribution channels including television infomercials, QVC, industrial and governmental markets, and directly to consumers through the Internet. Initially, we plan to sell our cleaning products primarily within the United States and Canada.

         We generate sales through a small dedicated sales force and a network of independent commissioned sales organizations (brokers). The retail outlets through which we distribute our cleaning products include mass merchandisers, warehouse clubs, drug, hardware and grocery stores, and automotive retailers. Several major retailers have already started stocking our products including Target, Publix, Walgreens, Albertsons and the military exchanges. Currently, we have run infomercials for our products, but have not yet contracted with any television channels.

Principal Suppliers

         On July 22, 2004, our wholly owned subsidiary The Knockout Group, Inc. entered into an exclusive agreement with Charleston Holdings, LLC, a Delaware limited liability company in which two of our directors of own a minority interest, to provide concentrate for some of our products. Under the agreement, Charleston Holdings, LLC transferred ownership to us of the proprietary formula for the concentrate and we granted Charleston Holdings, LLC the exclusive right to provide the concentrate to us. In the event that Charleston Holdings, LLC identifies an application for the proprietary formula that we are not interested in pursuing, Charleston Holdings, LLC may sell the formula for such use with our express written approval. In such event, Charleston Holdings, LLC will pay us a royalty of $0.20 for each gallon of ready to use product containing the proprietary formulation.

         If Charleston Holdings, LLC elects not to manufacture or fails to deliver concentrate to us in the required specification, within 60 days of receipt of a purchase order, we have the option to have a third party manufacturer buy bulk ingredients to mix, bottle and package our products. Should we select this option due to business needs, we must pay Charleston Holdings, LLC $0.20 per gallon of ready to use product produced. The agreement with Charleston Holdings, LLC continues in effect until terminated in accordance with its terms. The agreement may be terminated by us for the following reasons:
(a) if Charleston Holdings, LLC defaults in its obligations to procure and maintain insurance; (b) if Charleston Holdings, LLC becomes insolvent, makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against it; (c) if Charleston Holdings, LLC is convicted of a felony related to the manufacture, use or sale of the concentrate formula; or (d) if Charleston Holdings, LLC defaults in the performance of any other obligations under the agreement and the default is not cured within 60 days of receiving written notice from us of such default. The agreement may be terminated by Charleston Holdings, LLC for the following reasons: (a) if we fail to procure and maintain adequate insurance; (b) if we become insolvent, make an assignment for the benefit of creditors or have a petition in bankruptcy filed for or against us; (c) if we are convicted of a felony related to the manufacture, use or sale of the concentrate formula; (d) if we cease manufacturing, marketing, selling or distributing products that use the concentrate; or (e) if we default in the performance of our obligations under the agreement and the default is not cured within 60 days of receiving written notice of such default from Charleston Holdings, LLC.

         We have an exclusive license agreement to market and distribute our botanical disinfectant product, which can only be obtained from a sole provider. The current contract covers a three-year period beginning February 24, 2004 to February 23, 2007. The contract contains certain performance requirements. There can be no assurance that this contract will be renewed or renewed on terms and conditions comparable to the existing agreement.

Manufacturing, Warehousing, and Distribution

         We believe our core competency is in branding, sales and marketing. As such, we have outsourced manufacturing, warehousing and distribution activities to third party vendors. As is typical for companies at our stage of development, in order to maintain operational flexibility, our arrangements with these third party vendors have not been memorialized in definitive agreements. The markets for third party contract manufacturing, warehousing, and distribution services are well developed in the United States. We do not maintain exclusive relationships with any one vendor in these areas.

         Once products are developed or identified, we seek either a patent on the technology or attempt to negotiate exclusive licensing agreements. The manufacturing of our products are then contracted out to third party manufacturers that are certified by the United States Environmental Protection Agency. We are periodically contacted by third party manufacturers seeking contract manufacturing opportunities. As such, we do not maintain exclusive relationships with any one vendor in these areas and believe that there is adequate manufacturing, warehousing, and distribution services capacity to meet our requirements at this time.

Competition

         The market for consumer products is highly competitive. Our products compete with other nationally advertised brands within the household and automotive cleaning categories and with "private label" brands and "generic" non-branded products of grocery chains and wholesale cooperatives. We also compete with similar and alternative products, many of which are produced and marketed by major national enterprises having financial resources substantially greater than ours. Our products compete on price, quality and other benefits to consumers from our proprietary technology. A newly introduced consumer product usually encounters intense competition requiring substantial expenditure for advertising and sales promotion. If a product gains consumer acceptance, it typically requires continuing advertising and promotional support to maintain its relative market position. Since we are an early stage business, our market position is marginal when compared with larger sellers of cleaning products such as Proctor & Gamble and The Clorox Company.

Government Regulation

         Our business is subject to regulation by the United States Environmental Protection Agency, the Food and Drug Administration and the Consumer Product Safety Commission. Most states have agencies that regulate in parallel to these federal agencies. The failure to comply with applicable laws and regulations in these or other areas could subject us to civil remedies, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business. Loss of or failure to obtain necessary permits and registrations could delay or prevent us from meeting current product demand, introducing new products, building new facilities or acquiring new businesses and could adversely affect operating results.

Intellectual Property

         Our cleaning products are the subject of pending patent applications and our disinfectant products are protected by patents that we are licensed to use. We have filed pending patent applications with the USPTO as follows: (1) 1406-002: Method of formulating a cleaning composition in a concentrated form - Serial No.: 10/868,649; (2) 1406-003: A cleaning composition in a concentrated form - Serial No. 10/868,541; and (3) 1406-004: Method of formulating a cleaning composition for use in cleaning - Serial No. 10/868,464

         We own a trademark on the name "Knock-Out" (Registration No. 19804430). This trademark was granted by the U.S. Patent and Trademark Office on June 18, 1996.

         We have applied for trademarks of the names "Knockout" (Serial No. 78355935) and "Encapsulation" (Serial No. 78502945). These trademark applications are pending with the U.S. Patent and Trademark Office.

         Our patents, patent licenses and similar arrangements are material to our business and will be defended against apparent infringements. Our brand names and trademarks are highly important to our business, and we will pursue a course of vigorous action against apparent infringements.

Employees

         As of May 9, 2005, we had 25 full time employees and 2 part time employees. We consider our relations with our employees to be good.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward-Looking Statements

         The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

         The following discussion and analysis should be read in conjunction with the financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Background

         Knockout Holdings, Inc. is a marketing company committed to the development of celebrity products that are safe for human use and environmentally friendly. We are currently engaged in the business of selling cleaning products that are based on a proprietary "encapsulation" technology. We operate under an exclusive license agreement with George Foreman, the two-time world heavyweight boxing champion and sell our products primarily through retail stores throughout the United States. Our product offerings currently consist of household and automotive cleaning products for retail and industrial use. During 2005, we intend to launch additional products including a "grill" cleaner and "grill wipes" in the first half of the year.

         Formed in April 2003, our wholly owned subsidiary The Knockout Group, Inc., a Delaware corporation, began operations. All of our business operations are through The Knockout Group, Inc. The Knockout Group, Inc. has a limited operating history and operated as a development stage company until August 2004. In August 2004, we received initial orders from several retailers and by year-end 2004 our products were being sold in major retail stores across the country. We are currently developing media and promotional plans to support the sales and marketing of our products.

         From inception through December 31, 2004, Knockout Holdings, Inc. and The Knockout Group Inc. have raised approximately $8.1 million through the issuance of convertible preferred stock and another $2.5 million through the issuance of debt with detachable warrants, including debt convertible into our common stock. We have incurred cumulative losses of $14.3 million through December 31, 2004 and as of that Balance Sheet date had cash of $19,837 and negative working capital of $2.1 million. In January of 2005, we completed a convertible preferred stock offering and raised net proceeds of $5.1 million (see "Liquidity and Capital Sources").

Critical Accounting Policies and Estimates

         The following are some of the more critical judgment areas in the application of accounting policies that currently affect our financial condition and results of operations.

Use of Estimates

         Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses and related contingent liabilities. On an on-going basis, we evaluate our estimates, including those related to stock compensation, future cash flows associated with impairment testing for long-lived assets, and accrued liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

         Revenue is derived primarily from product sales and is recorded net of provisions for discounts, returns, rebates to customers and other adjustments as can be reasonably determined. We recognize revenue when all of the fundamental criteria for revenue recognition have been met; specifically, when the sales price is fixed and determined, title and risk of loss transfer to the customer, and collectibility is reasonably assured. All of these criteria are present at the time of product shipment.

Stock-Based  Compensation

         Historically, we have used stock options, warrants and stock grants to attract key employees and to pay for services provided by consultants, advisors and other professional services providers. We will likely continue to use stock based compensation in this manner in future periods. We account for such stock grants (including grants to employees) in accordance with SFAS 123 - Accounting for Stock Compensation. As required under SFAS 123, stock based compensation expense is determined based on the fair value of the options or warrants granted.. We determine fair value by applying the Black-Scholes option-pricing model. Significant assumptions used in calculating fair value by applying a Black-Scholes option pricing model include (1) expected stock price volatility,
(2) risk free interest rate, (3) expected dividend rate and (4) the expected option or warrant life. During 2004, we granted warrants, options, and common stock to employees, directors, investors and consultants for services.. The impact of these transactions resulted in non-cash selling, general and administrative expense in 2004 of $4.6 million.

Accounting for Debt Discount

         During 2004, we issued both convertible debt and debt with detachable warrants. When debt is issued with detachable warrants, we determine the value of these warrants in accordance with a Black-Scholes option pricing model (which requires assumptions as to the expected stock price volatility, risk free interest rate, expected dividend rate and expected warrant life). The value of these warrants is then recorded as a discount on the related debt and amortized as non-cash interest expense over the term of the debt.

         Also, for certain convertible debt issued by us, this debt was considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the debt exceeded the value allocated to the debt on the date of issuance. The difference between the market value of the shares issuable upon conversion and the value allocated to the debt is considered to be the value of the beneficial conversion feature, which is recorded as a discount on the related debt and amortized as non-cash interest expense over the term of the debt.

         As a result debt discounts resulting from both detachable warrants and beneficial conversion features associated with debt issued during 2004, we incurred non-cash interest expense of $983,000. Should we issue detachable warrants with debt financing in the future or issue convertible debt with beneficial conversion features, we may incur similar charges.

Trademarks & Patents

         In consideration for the assignment of the "Encapsulation" trademark and three pending patents, we agreed to pay Dr. Isaac Horton, III, our Secretary and Vice Chairman, a total of $400,000 in cash and 6,524,787 shares of common stock of The Knockout Group, Inc, which shares have been exchanged for 40,778 shares of our Series A Preferred Stock. The fair value of these shares was determined to be $1.6 million using common stock price of $0.25 per share. This amount has been recorded as an increase in intangible assets on our consolidated balance sheet. The trademark and patents will be amortized using the straight-line method over estimated useful lives of 20 and 17 years, respectively. In determining useful life of these assets, management considered such factors as the expected period over which these trademarks and patents will generate cash flows as well as the statutory legal life of such assets. In accordance with FAS 144 - Accounting for the Impairment or Disposal of Long Lived Assets, we use a non-discounted cash flow analysis method of assessing impairment. Should our actual cash flows generated from these assets not meet our projected cash flows, we could incur impairment charges on these assets in the future. In addition, should we not be successful in obtaining approval for pending patents, costs associated with these patents would be required to be expensed.

Results of Operations

         From our inception at April 9, 2003 to August 2004, we operated as a development stage company. For the years ended December 31, 2004 and 2003, we incurred net operating losses of $12.6 million and $1.7 million, respectively. The losses primarily reflect organizational costs related to the startup nature of the business, product development, production of our household and automotive infomercials, personnel costs, facilities expense, and legal, consulting, and other professional fees. In addition, in 2004 we incurred interest costs of $1.0 million primarily related to imputed interest on several convertible debt and preferred stock financings (see "Liquidity and Capital Resources").

         We generated $679,000 of sales in 2004 and had no sales in the 2003 start up period. Sales in 2004 resulted primarily from initial pre-launch orders from several major retailers. Correspondingly, we generated gross profit of $227,031 in 2004 and no gross profit in the 2003 start up period.

         We incurred selling, general and administrative expenses in 2004 of $11.7 million, versus $1.78 million in the 2003 start up period. The increase in 2004 was driven primarily by increases in marketing and payroll expenses of $2.5 million and $6.1 million, respectively. The increase in marketing expenses was related to production of household and automotive infomercials, spending on consumer research, production of television program, and related packaging and product promotional elements. The increase in payroll expense was primarily related to an increase in stock based compensation of $4.6 million paid to employees, consultants, and advisors toward the development and execution of our business plan. The other major increase in expense from 2003 to 2004 was in professional, legal and consulting fees of $0.5 million.

Plan of Operation for the Next Twelve Months

         We believe there is a substantial market for effective, non-toxic, environmentally safe cleaning products. We are completing concept testing of our products and have conducted various focus groups and consumer testing to this extent. Over the next year, management intends to take a number of actions which it believes will enable our business to successfully participate in this growing segment of the cleaning market. After completing concept testing and focus group research, we plan to formerly launch our marketing and media campaign in the second quarter of 2005. The marketing elements will include a combination of retailer and consumer promotional programs, in store merchandising, and Internet marketing. Media activities will include the launch of household and automotive infomercials, release of a news program which highlights the impact of harmful chemicals, and radio and television advertising and public relations activities. An essential element of this campaign will be personal appearances by George Foreman on local and national talk shows beginning in April 2005. We plan to initiate the sell-in of our automotive line to retailers in the second quarter of 2005. We believe our products have the same, or more cleaning efficacy as current offerings in the market with the added benefit of being non-toxic and environmentally safe. We have presented our product line to aftermarket auto parts retailers controlling more than 10,000 retail locations and expect to ultimately present to retailers controlling more than 20,000 retail locations nationwide. We are in the early stages of this sell-in process. However, we expect our products will gain initial distribution in many of these stores. In addition to our current household and automotive offerings, we believe that our proprietary formulation will enable us to introduce several new products in 2005, including a "grill" cleaning solution and a possible line extension. We introduced the grill cleaner at the annual international houseware show in Chicago in March 2005. We expect to begin taking orders for this product and begin shipping the product to retailers in the second quarter of 2005. If the grill cleaner introduction proves successful, we plan to launch at least one additional line extension to this product later in the year.

         We are currently exploring the attractiveness of certain distribution and marketing arrangements with third parties to enhance distribution of our products.

         We believe there is a growing awareness of the benefits of environmentally safe, non-toxic cleaning products among local, state and national government officials. The EPA and several major state officials including the governor of New York have announced intentions to shift procurement practices towards products that are environmentally safe. We believe that this segment represents an excellent marketing opportunity for our products and we have recently hired a director of sales to begin pursuing these opportunities.

         We are also currently exploring distribution and marketing opportunities for our cleaning products for use in industrial, commercial, and governmental applications. There is no assurance that we will be successful in gaining distribution in these channels, but we believe our products provide significant benefits compared to current competitive offerings.

         We currently distribute our products solely in the continental United States. We believe it is important to establish a strong initial presence in the United States before considering major international expansion. However, we believe our celebrity endorser has high name recognition and awareness among international consumers. As a result, we intend to explore the possibility of entering into marketing and distribution arrangements for our products in locations outside the United States at a future date. There is no assurance that we will be successful in gaining distribution in these markets.

         We have filed three patents with the U.S. Patent and Trademark Office related to our proprietary formulation and concentrate process. We believe we have developed related intellectual property around these areas and intend to file additional patents in the future. If we are awarded patents for the initial three filings or additional patents for future filings, we believe this will have a substantial impact on our asset quality and ability to leverage these assets in our marketing activities. There is no assurance that we will be granted patent rights for current or future filings, or if granted, that such patents will not be contested by others.

Liquidity and Capital Resources

         From our inception in April 2003 through August 2004, we operated as a development stage company. We have suffered recurring losses from operations and had an accumulated deficit and working capital deficiency at December 31,2004 that raises substantial doubt about it's ability to continue as a going concern as noted in the report of our Independent Registered Public Accounting firm.

          Our ability to continue as a going concern is ultimately dependent on our ability to obtain additional funding and increase sales to a level that will allow us to operate profitably and sustain positive operating cash flows. In January 2005, we received net proceeds of $5.1 million from an offering of Series B Preferred Stock, discussed below under "Subsequent Events." We plan to use the proceeds from this offering to begin launching our media and promotional campaigns and believe there will be adequate demand for our products. We are currently exploring various financing alternatives with commercial banks and other financing sources to provide working capital financing to fund expected inventory and receivables growth. However, there is no assurance that we will continue to be successful in obtaining additional funding in the future or improving our operating results.

         During fiscal 2004 we used approximately $7 million of cash in operations versus $0.9 million during fiscal 2003. The increase in cash used in operations is primarily due to an increase in our net loss as we incurred increased costs associated with the start-up of our business including product development costs, an increase in personnel, development of product infomercials and increased legal and professional services.

         Net cash used in investing activities in 2004 totaled $1.4 million, which consisted of $0.3 million in fixed assets and $1.1 million in patents, trademarks and licensing fees. Total investing activities amounted to $17,280 in 2003.

         To date, we have funded our operations primarily by cash provided from financing activities. During 2004, cash provided from financing activities was approximately $8.1 million. $6.7 million of gross proceeds were received in connection with the issuance of preferred stock and issuance costs related to these preferred stock issuances were $0.4 million. We received $2.6 million from the issuance of debt and repaid $450,000 of this debt during 2004. In addition, during 2004, we repaid $158,000 relating to start-up costs financed by a related party prior to our incorporation. These financing transactions are discussed in greater detail below.

         During 2003, cash provided from financing activities was approximately $1.2 million. $1.5 million of cash was received from an investor as an advance for a preferred stock offering completed in 2004. Costs incurred associated with the preferred stock offering during 2003 were $0.05 million. In addition, during 2003, we repaid $282,975 relating to start-up costs financed by a related party prior to our incorporation.

         Since our inception, we have funded operations from financing sources using a combination of convertible debt and convertible preferred stock. We have also used stock options, warrants, and stock grants to attract key employees, pay for services provided by consultants, advisors and other professional service providers, to acquire intangible assets, and obtain financing. During 2004, to accelerate our business plans, primarily for the purpose of product development, extending our licensing agreement with George Foreman, producing our household and automotive infomercials, market research, and production of inventory, we engaged in a series of financing transactions as described below:

         In February 2004, our wholly owned subsidiary The Knockout Group, Inc. completed a definitive securities purchase agreement with Galt Enterprise Corporation whereby The Knockout Group, Inc. issued 23,644,000 shares of Series A Preferred Stock in exchange for $4.9 million. Kevin Waltzer, a member of our Board of Directors, is the President and owner of Galt Enterprise Corporation. In April 2004, The Knockout Group, Inc. issued Galt Enterprise Corporation warrants to purchase 5,750,000 shares of common stock at $0.28 per share which was subsequently re-priced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, we recorded a non-cash deemed dividend of $1.4 million. We recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to our common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004. On December 20, 2004, the Series A Preferred Stock was converted to 23,644,000 shares of common stock of the Knockout Group, Inc. and the warrants were exercised into 5,750,000 shares of common stock of The Knockout Group, Inc.

         Also, in February 2004, The Knockout Group, Inc. completed a definitive securities purchase agreement with an accredited investor whereby The Knockout Group, Inc. issued 3,956,000 shares of Series B Convertible Preferred stock in exchange for $1.1 million in gross proceeds. In April 2004, The Knockout Group, Inc. issued the Series B Preferred Stockholder warrants to purchase 690,000 shares of The Knockout Group, Inc. common stock at $0.28 per share which was subsequently re-priced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, we recorded a non-cash deemed dividend of $0.2 million. We recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to our common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004. On December 21, 2004, the Series B Preferred Stock of The Knockout Group, Inc. was converted into 3,956,000 shares of common stock of The Knockout Group, Inc. and the warrants were exercised into 690,000 shares of common stock of The Knockout Group, Inc.

         In connection with the issuance of the Series A and B Preferred Stock of The Knockout Group, Inc., we incurred direct issuance costs of $194,010, which were recorded as a reduction of the gross proceeds received.

         In September 2004, The Knockout Group, Inc. entered into two notes payable totaling $1.6 million with Galt Enterprise Corporation. These notes bear interest at a rate of 10% per annum and were initially due on December 23, 2004. In December 2004, Galt Enterprise Corporation agreed to extend the maturity date until the earlier of March 31, 2005 or the date of exercise of certain warrants issued in connection with the reverse merger transaction under which we acquired The Knockout Group, Inc. (see Note 1 to the accompanying financial statements). For the year ended December 31, 2004, we incurred interest expense related to these notes of $49,300. At December 31, 2004, the outstanding balance on the notes totaled $1.2 million.

         In connection with the notes payable, Galt Enterprise Corporation received warrants to purchase up to 1,427,840 shares of common stock of The Knockout Group, Inc. at a price of $0.0005 per share. The warrants were valued at $357,000 using a Black-Scholes option pricing model (see Note 14 to the accompanying financial statements). The value of these warrants was recorded as a discount to the note payable and was amortized over the original term of the loan.

         In November 2004, The Knockout Group, Inc. entered into a convertible note with the Taylor Group in the amount of $500,000. This loan accrued interest at a rate of 20% per annum and was scheduled to mature on August 3, 2005. This note was convertible into 1,535,719 shares of common stock at the option of the holder. In connection with the note payable, the note holder received warrants to purchase up to 801,246 shares of common stock of The Knockout Group, Inc. at a price of $0.01 per share. The warrants were valued at $200,000 using a Black-Scholes option pricing model (see Note 14 to the accompanying financial statements). The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

         The Taylor Group note payable is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to the note payable on the date of issuance. The difference between the market value of the shares issuable upon conversion and the value allocated to the note payable is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature amounting to $200,000 has also been recorded as a discount to the note payable and was amortized over the term of the loan.

         In December 2004, the note holder elected to convert the note payable of $500,000 and accrued interest of $20,000 into 1,629,191 shares of common stock of The Knockout Group, Inc. and exercised the warrants for 801,246 shares of common stock of The Knockout Group, Inc. at a conversion price of $0.21. At the time of conversion, the remaining unamortized debt discount was charged to interest expense.

         Also, in November 2004, The Knockout Group, Inc. entered into convertible promissory notes with certain investors as a means to provide bridge financing until completion of an offering of Series C Preferred Stock of The Knockout Group, Inc. (see Note 12 to the accompanying financial statements). These notes totaled $450,000 and accrued interest at a rate of 10% per annum and were scheduled to mature in May 2005. In connection with the note payable, note holders received warrants to purchase up to 450,000 shares of common stock of The Knockout Group, Inc. at a price of $0.01 per share. The warrants were valued at $113,000 using a Black-Scholes option pricing model.. The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

         The convertible promissory notes are considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to these promissory notes on the date of issuance. On the date of issuance, the promissory notes were convertible into 1,800,000 shares of common stock, which at the then current market price of $0.25 per share was worth $450,000. The difference between the market value of the shares issuable upon conversion and the value allocated to the term loan of $337,000 is considered to be the value of the beneficial conversion feature. The beneficial conversion feature is equal to the value of the discount on the note payable of $113, 000. The value of the beneficial conversion feature has also been recorded as a discount to the note payable and was amortized over the term of the loan.

         These notes were convertible at the option of the holder into shares offered in an offering of Series C Preferred Stock of The Knockout Group, Inc. The holders elected to convert the total balance due under these notes of $400,000 into 1.6 million shares of Series C Preferred Stock of The Knockout Group, Inc. We repaid $50,000 of the notes related to this offering and accrued $5,625 in interest expense at December 31, 2004.

         In December 2004, we entered into a securities purchase agreement with a group of accredited investors whereby The Knockout Group, Inc. issued 10,200,000 shares of its Series C Preferred Stock in exchange for $2.55 million in gross proceeds. The Series C Preferred Stock was convertible at a rate of one share of common stock for each share of Series C Preferred Stock (see Note 1 to the accompanying financial statements).

         As part of Series C Preferred Stock offering by The Knockout Group, Inc. the company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon conversion of Series C Preferred Stock on or before March 28, 2005. If such registration statement is not filed on or before March 28, 2005 or if the registration statement is not declared effective by the Securities and Exchange Commission on or before June 28, 2005 (or July 28, 2005 if the registration statement is reviewed by the Securities and Exchange Commission), then we must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective or (b) the securities may be sold pursuant to Rule 144(k) under the Securities Act of 1933.

         We have recorded offering costs of $291,500 as a reduction of the proceeds from the sale of the Series C Preferred Stock by The Knockout Group, Inc.

Subsequent Events

         In January 2005, we completed a private placement of 116,754 shares of Series B Preferred Stock, which at the presently effective conversion rate are convertible into 18,680,707 shares of common stock, and warrants to purchase 1,868,071 shares of common stock. We completed the January 2005 private placement in two closings as follows. On January 10, 2005, we sold an aggregate of 69,624 shares of Series B Preferred Stock and warrants to purchase 1,113,984 shares of common stock to 17 accredited investors for aggregate gross proceeds of $3,265,000. On January 17, 2005, we sold an aggregate of 47,130 shares of Series B Preferred Stock and warrants to purchase 754,083 shares of common stock to 22 accredited investors for aggregate gross proceeds of $2,210,000. We sold shares of Series B Preferred Stock for a per share purchase price of $46.8933. For each share of Series B Preferred Stock purchased investors received warrants to purchase 16 shares of common stock. The warrants are exercisable for five years from the date of issuance at a price of $2.25 per share.

         On May 3, 2005, we completed a private placement of a $3,000,000 11% Senior Secured Note and warrants to purchase 700,000 shares of our common stock to one accredited investor. The first 15 months of interest are being held in an escrow account to be disbursed as quarterly interest payments become due. After expiration of the first 15 months, we have the option to pay interest in shares of common stock. In addition, beginning 15 months after issuance of the Note, on the first business day of each month we must redeem 1/21st of the original principal amount of the Note plus accrued and unpaid interest and any other amounts then owing to the holder under the Note. The monthly redemption amount may be paid in cash or by the issuance of common stock. The warrants are exercisable for a period of five years with an exercise price of $0.01 per share.

Sources Of Cash

         Subsequent to year-end 2004, we completed an offering of Series B Preferred Stock to accredited investors netting proceeds of $5.1 million. We also completed a private placement of a $3,000,000 principal amount 11% Senior Secured Note to one accredited investor which provided net proceeds of approximately $2.4 million, excluding approximately $417,083 that is in an escrow account to pay the first 15 months of interest. Management expects this amount will enable us to fund operations through July 31, 2005. In order to meet projections, we expect to need additional financing of $7.0 million over the next 12 to 18 months. We intend to seek outside debt and equity financing to supplement anticipated cash from operations. We do not currently have any commitments for such financing and there is no assurance that we will be successful in obtaining such funds.

Contractual Obligations

         The following table summarizes our contractual obligations as of December 31, 2004:

                                                      Less than                                      More
                                         Total        One Year      Years 1-3      Years 3-5      Than 5 Years
                                         -----        --------      ---------      ---------      ------------
Long Term Lease Obligation (a)       $  2,099,392   $    779,392   $  1,319,901             --             --
Minimum Royalty Payments (b)         $ 20,500,000   $  2,000,000   $  4,000,000   $  4,000,000   $ 10,500,000
Notes Payable to Galt Ventures (c)   $  1,200,000   $  1,200,000             --             --             --
                                     ------------------------------------------------------------------------
 Total                               $ 23,799,392   $  3,979,392   $ 5,319,901    $  4,000,000   $ 10,500,000

         (a) We currently lease office and warehouse space at 100 West Whitehall Avenue in Northlake, Illinois. Through the remainder of the lease term, our minimum lease payments are as follows:

                                    2005    $779,392
                                    2006    $829,212
                                    2007    $490,689

         (b) On November 4, 2004, our wholly owned subsidiary The Knockout Group, Inc. entered into an eight year, exclusive licensing agreement with George Foreman to represent our George Foreman's Knock Out line of cleaning products worldwide. The agreement has an initial term of five years, with a three-year option term, which requires us to pay a retention bonus of $1.5 million after year five. The minimum annual royalty payments required under the contract are as follows:

                                    Years   1-5      $2,000,000
                                    Year    6        $3,000,000
                                    Year    7        $3,500,000
                                    Year    8        $4,000,000

         (c) In September 2004, The Knockout Group, Inc. entered into two notes payable totaling $1.6 million with Galt Enterprise Corporation. These notes bear interest at a rate of 10% per annum and were initially due on December 23, 2004. In December 2004, the agreement was amended to extend the maturity date until the earlier of March 31, 2005 or the date of exercise of certain warrants issued in connection with the reverse merger transaction under which we acquired The Knockout Group, Inc. At December 31, 2004, the remaining outstanding balance on the note was $1.2 million. In the first quarter of 2005, we paid $450,000 on the outstanding note due to Galt Enterprise Corporation, reducing the balance to $750,000. In connection with these payments, the maturity date of the remaining balance was extended from March 31, 2005 to July 31, 2005.

         In addition to the above obligations, we have long-term employment contracts for our Chairman, Chief Operating Officer and Chief Financial Officer, which are described under "Employment Agreements" beginning on page 35 of this prospectus.

Off-Balance Sheet Arrangements

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Recent Accounting Pronouncements

         In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE). The consolidation requirements apply to all SPE's in the first fiscal year or interim period ending after December 15, 2003. We adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPE's.

         In December 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment". This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement is effective as of the first reporting period that begins after December 15, 2005. We do not expect SFAS 123(R) to have a material impact on its consolidated financial statements as we currently account for employee options on a fair value basis.

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material and requires that such items be recognized as current-period charges regardless of whether they meet the "so abnormal" criterion outlined in ARB No.
43. SFAS No. 151 also introduces the concept of "normal capacity" and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. While we are still evaluating the impact of this statement, we do not currently believe it will have a material impact on our consolidated financial statements.

                             DESCRIPTION OF PROPERTY

         We currently lease our office and warehouse space at 100 W. Whitehall Avenue in Northlake, Illinois. If necessary, we have the opportunity to expand the space, but expect that the space will meet our needs for the next several years. The lease is for a term of three years effective as of August 1, 2004. The monthly base rent ranges from $66,720 effective February 1, 2005 to $70,098 effective August 1, 2006. The lease does not have specific renewal provisions. The monthly rent was $37,125 from October 1, 2004 until January 1, 2005. At the expiration of the lease term, we believe we can find an adequate replacement facility if required.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees

         The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

---------------------------------------------------------------------------------------
Name                     Age   Position
---------------------------------------------------------------------------------------
John Bellamy             56    Chief Executive Officer and Chairman
---------------------------------------------------------------------------------------
Ahmed Shaikh             56    President and Chief Operating Officer
---------------------------------------------------------------------------------------
Oscar Turner             45    Chief Financial Officer,  Principal Accounting Officer,
                               Treasurer and Director
---------------------------------------------------------------------------------------
Dr. Isaac Horton, III    47    Secretary and Vice Chairman
---------------------------------------------------------------------------------------
Kevin Waltzer            37    Director
---------------------------------------------------------------------------------------
Tony Weiss               37    Director
---------------------------------------------------------------------------------------
David Rights             59    Director
---------------------------------------------------------------------------------------
Coleman Peterson         56    Director
---------------------------------------------------------------------------------------

         Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of our directors and executive officers also serve in various capacities with our subsidiaries. There are no family relationships among any of our directors and executive officers.

Background of Executive Officers and Directors

         John Bellamy - Mr. Bellamy has over 25 years of entrepreneurial experience in various business endeavors. From 1975 to 2003 Mr. Bellamy was President of Artistic Communication Center, Ltd (ACC), a multi-media production company he founded. ACC developed and produced media content and television programming for companies such as NBC, Fox, Kraft, Wal-Mart, and General Electric. From 1973 to 1993, Mr. Bellamy was President and Founder of Source Records, Inc., an independent recording, production and publishing company and First World Management, Inc., a personal management company. Prior to that, Mr. Bellamy was Executive Vice President of Dick Gregory Health Enterprises, Inc. a weight control and health maintenance organization.

         Ahmed Shaikh - From 2003 to 2004, Mr. Shaikh was Executive Vice President of Operations for Remote Light, Inc., a manufacturer of fiber optic lighting products. From 1999 to 2003, Mr. Shaikh was co-founder and principal of a consulting firm called Next Step Partners LLC, a management consulting firm specializing in retail and high tech start up companies. From 1998 to 1999, Mr. Shaikh served as President of Internet Global Inc, a Dallas-based ISP service provider. From 1997 to 1998, Mr. Shaikh was the Senior Vice President of Operations, Store Planning, and Real Estate for Computer City, America's second largest computer superstore retailer, where he was responsible for store operations covering 6,000 employees.

         Oscar Turner - From 1998 to 2004, Mr. Turner served as Vice President of Financial Planning at Paramount Pictures where he managed the Motion Picture and Enterprise Financial Planning Groups. From 1996 to 1998, Mr. Turner was Director of Financial Planning for Compuserve Interactive, where he was responsible for managing the planning and budgeting process for the company's flagship online services division. Before joining Compuserve, Mr. Turner spent six years at Quaker Oats in various strategic and financial planning positions and five years with Continental Bank in commercial lending.

         Dr. Isaac Horton, III - From January 1995 to the present, Mr. Horton, has served as Chairman and Chief Executive Officer of Remote Source Lighting International, Inc. (RSLI). Dr. Horton is also the founder, majority shareholder, Chairman and CEO of the parent company Remote Light, Inc. Remote Source Lighting International, Inc. (RSLI) has been recognized as the leading manufacturer of fiber optic lighting products. Dr. Horton has been awarded more than 66 patents.

         Kevin Waltzer - Mr. Waltzer is a private investor and entrepreneur with over 15 years of diverse experience in all areas of business and finance including accounting, equities arbitrage trading, and venture capital investing. Since 1999, Mr. Waltzer has been Chairman, CEO and President of Galt Ventures Corporation, a company that provides venture capital to development stage and mature enterprises.

         Tony Weiss - Mr. Weiss is the President and Chief Operating Officer of CompUSA, Inc., a multi-billion dollar Dallas, Texas based Fortune 500 computer reseller, retailer and e-tailer. Since 1988, Mr. Weiss has held a variety of senior management, marketing and sales positions prior to his appointment in 2003 as President and COO of CompUSA, Inc. From 1998 to 2001, he served as Executive Vice President - General Merchandise Manager responsible for 18,000 employees and 227 store locations. From 1996 - 1998, he served as Executive Vice President - Business Solutions and was responsible for directing all aspects of business unit performance including sales, operations, financial management, and procurement.

         David Rights - Mr. Rights is the founder, President and CIO of RTE Asset Management, a Philadelphia based investment management firm. Mr. Rights has over 30 years of experience as an entrepreneur, having founded, and sold, the Rightime Family of Mutual Funds and RDL, Inc., an aerospace electronics manufacturing firm. In 1998, Mr. Rights founded RTE Securities, Inc., a registered broker-dealer. In 1985, Mr. Rights founded the Rightime Fund, Inc., a registered investment company, which eventually expanded into a family of registered mutual funds, including the Rightime Fund, Blue Chip Fund, Mid-Cap Fund, Growth Fund and Government Securities Fund.

         Coleman Peterson - Mr. Peterson is President and CEO of Hollis Enterprises, LLC, formed in May 2004 following Mr. Peterson's retirement as the Executive Vice President of People for Wal-Mart Stores, Inc. During his ten year career at Wal-Mart, Mr. Peterson had the distinction of being Chief Human Resource Officer of the world's largest private workforce - Wal-Mart's 1.5 million "associates" world-wide. As Executive Vice President of Wal-Mart's People Division, Mr. Peterson was responsible for associate recruitment, retention and development globally. Prior to joining Wal-Mart in 1994, Mr. Peterson spent 16 years with Venture Stores of St. Louis, with his last role being the Senior Vice President of Human Resources. Mr. Peterson was recently elected as a board director of both The Service Master Company of Chicago and J.B. Hunt Transport Services, Inc. of Lowell, Arkansas. Mr. Peterson currently sits on the Board of Directors of ServiceMaster (SVM) and JB Hunt (JBHT).

Board Composition

         At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting of stockholders following election. The exact number of directors is to be determined from time to time by resolution of the board of directors.

Corporate Governance and Nominating Committee

         The purpose of the Corporate Governance and Nominating Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and our business and that we have and follow appropriate governance standards. Our Corporate Governance and Nominating Committee is composed of Dr. Isaac Horton and Kevin Waltzer. Dr. Isaac Horton is the Acting Chair of the committee. The Board of Directors is in the process of evaluating this position and expects to make a final appointment by the end of the year.

         Responsibilities of the Corporate Governance and Nominating Committee include: evaluating the current composition, organization and governance of the Board of Directors and its other committees; determining the desired qualifications, expertise and characteristics for potential directors and conducting searches for director candidates that have corresponding attributes; Evaluating, proposing and approving nominees for election to the Board of Directors, overseeing the Board of Directors' performance evaluation process, evaluating the participation of members of the Board of Directors in continuing education activities in accordance with SEC rules. The Corporate Governance and Nominating Committee is empowered to form and delegate authority to subcommittees when appropriate, evaluate and recommend termination of service of individual members of the Board of Directors as appropriate, make regular written reports to the Board of Directors, review annually our corporate governance guidelines and make recommendations to the Board of Directors with respect to any proposed changes and review annually its own performance.

Audit Committee

         The Audit Committee is appointed by the Board of Directors in fulfilling its responsibilities to oversee: (1) the integrity of our financial statements and disclosure controls; (2) the qualifications and independence of our independent accountants; (3) the performance of our independent accountants; and (4) compliance with legal and regulatory requirements. Oscar Turner and David Rights are the members of our Audit Committee. The Audit Committee is chaired by David Rights.

         The Audit Committee is authorized to retain our independent accountants and conduct any investigation appropriate to fulfilling its purposes and responsibilities. It has, at all times, direct access to the independent accountants and to our executive officers and employees. The Audit Committee also has the authority and responsibility to engage outside legal, accounting and other advisors, as it deems appropriate, without first seeking authorization from the Board.

Compensation Committee

         The Compensation Committee is appointed by the Board of Directors to discharge the responsibilities of the Board relating to compensation of our executive officers. Tony Weiss and Coleman Peterson are the members of our Compensation Committee. The Chairman of the Compensation Committee is Tony Weiss.

         The Compensation Committee, among other duties, establishes our overall compensation philosophy, reviews management's recommendations for compensation of all senior officers and approves such compensation, determines any long-term incentive compensation for our Chief Executive Officer and our President. The Compensation Committee reviews and recommends for Board or voting shareholder approval, as appropriate, all incentive compensation plans and equity-based plans, and approves any awards to our Chief Executive Officer, our President and other senior officers under any such plan. The Compensation Committee approves all grants of stock options, determines the terms and conditions of such awards, carries out the administrative responsibilities given to the committee in such plans and establishes and periodically reviews policies in the area of perquisites. In connection with employee benefit plans, the Compensation Committee approves the adoption or amendment of any deferred compensation plan or non qualified employee benefit plan, approves the adoption or amendment of any tax-qualified employee retirement plan, including any 401(k) savings plan or their related trust agreements, which involves a significant substantive change in the employee retirement or savings plan benefits and approves the appointment of the administrators of such plans. The Compensation Committee also approves contracts or transactions with current and former corporate executives, exercises the sole authority to retain and terminate any compensation or benefits consultant or other outside advisor used to assist us in evaluating director, Chief Executive Officer, President and senior officer compensation, including the sole authority to approve any such consultant's or advisor's fees and other terms of the engagement and report regularly to the Board.

Audit Committee Financial Expert

Our audit committee has not determined whether we have an audit committee financial expert, as that term is defined in Item 401 of Regulation S-B. Our Board of Directors is currently evaluating whether David Rights, who chairs our audit committee, meets the requirements of Item 401 of Regulation S-B.

Employment Agreements

         Our wholly owned subsidiary, The Knockout Group, Inc., has entered into an employment agreement with John Bellamy, its Chief Executive Officer. Mr. Bellamy's employment agreement was effective as of October 1, 2003 and the initial term continues until October 1, 2009. After the initial term, the agreement may be extended for additional three-year terms. Under the agreement, Mr. Bellamy's base salary, currently $240,000, is to be increased by 6% each year. In addition, Mr. Bellamy will be entitled to receive a target bonus consistent with a plan to be adopted by us based on achievement of certain performance criteria, and is to be covered by a term life insurance policy of not less than $500,000 and to be reimbursed for up to $5,000 per year of health and wellness products and services not covered by our benefit plans. Mr. Bellamy is also entitled to five weeks of vacation each year and to be reimbursed for up to $1,000 per month for expenses associated with his automobile. In the event Mr. Bellamy is terminated without cause or he terminates his employment for good reason, he is entitled to his base salary at the time of termination for the remainder of the initial term or any renewal thereof then in effect or twelve months of salary, whichever is greater, payable in a lump sum, provided he executes a full release in our favor. In the event Mr. Bellamy is terminated for cause, he is entitled to his accrued but unpaid base salary and bonus, if any. The agreement also contains customary provisions for disability, death, confidentiality and non-competition.

         Our wholly owned subsidiary, The Knockout Group, Inc., has entered into an employment agreement with Ahmed Shaikh, its President and Chief Operating Officer. Mr. Shaikh's employment agreement was effective as of November 10, 2004 and the initial term continues until October 10, 2007. After the initial term, the agreement may be extended for additional one terms. Under the agreement, Mr. Shaikh's base salary is $240,000 per year, subject to annual increases in our sole discretion. We have agreed to grant Mr. Shaikh 1/2 % of the fully diluted shares of our common stock as of November 10, 2004 which will vest each six months, subject to the approval of the Board of Directors. Any such options will vest automatically upon termination of Mr. Shaikh's employment by us without cause. In addition, Mr. Shaikh is entitled to receive annual incentive based bonuses consistent with a plan to be adopted by us, is entitled to be reimbursed for up to $5,000 per year for health insurance deductibles and is entitled to participate in employee benefit programs that are generally offered to our other employees. The agreement also contains customary provisions for disability, death, confidentiality and non-competition. In the event Mr. Shaikh is terminated with or without cause, we may, in our sole discretion, pay Mr. Shaikh his salary for the post-termination duration of the non-competition covenant (which is three years after termination of employment) provided that (a) Mr. Shaikh is at all times in full compliance with such non-competition covenant and
(b) Mr. Shaikh executes and delivers to us (and does not subsequently revoke) a severance agreement and release.

         Our wholly owned subsidiary, The Knockout Group, Inc., has entered into an employment agreement dated December 12, 2004 with Oscar Turner, as its Chief Financial Officer. The employment agreement requires an "initial acting employment period" from August 1, 2004 until September 12, 2004, during which time Mr. Turner was employed in the capacity of Acting Chief Financial Officer. Mr. Turner's compensation for the initial acting employment period was $30,000. The "official employment period" for Mr. Turner as Chief Financial Officer began September 20, 2004 and continues until September 12, 2007. The parties may agree to extend the official employment period or renegotiate a new agreement at the end of the official employment period. During the official employment period, Mr. Turner's base salary is $200,000 per year. In addition to the base salary, Mr. Turner: (a) was granted 1,951,596 shares of common stock of The Knockout Group, Inc.; (b) is entitled to a bonus of $100,000 if we raise $8,000,000 in capital by January 31, 2005; (c) may receive an annual performance bonus consistent with a plan to be adopted by us based on achievement of certain performance criteria, (d) is entitled to $15,000 as relocation expenses for relocating to Illinois; (e) is entitled to be covered by a life insurance policy with a face amount equal to $1,900,000, (f) is entitled to be reimbursed for up to $5,000 per year for health and related expenses, and (g) is entitled to participate in employee benefit programs that are generally offered to our other employees. In the event Mr. Turner's employment is terminated due to disability, he will not be entitled to receive any compensation or benefits after the effective date of termination, except for his base salary earned and payable as of the effective date. If Mr. Turner's employment is terminated for cause during the first 18 months of employment, he will be entitled to receive his base salary through the remaining official employment period of the agreement and 50% of any options granted to him will become immediately vested. If Mr. Turner is terminated for any reason after the first 18 months of employment, he will be entitled to receive his base salary through the remaining official employment period or for 12 months, whichever is greater, all benefits will immediately accrue and any unvested options at the time of termination will become immediately vested.

Compensation of Directors

         Our directors are reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof. Presently, our two outside directors, Tony Weiss and Coleman Peterson, receive $2,000 per month as Board of Director's compensation and $2,500 per attendance at Board of Directors meetings.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the named executive officers, for services as executive officers for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                           Compensation
                                                                            -------------------------------------------
                                              Annual Compensation                      Awards                Payouts
                                      ------------------------------------- ------------------------------ ------------
                                                                  Other                     Securities                     All
                                                                 Annual      Restricted     Under-lying                   Other
        Name and                                                 Compen-        Stock      Options/ SARs      LTIP       Compen-
   Principal Position       Year       Salary ($)   Bonus ($)  sation ($)   Award(s) ($)        (#)        Payouts ($)  sation ($)
------------------------- ----------- ------------- ---------- ------------ -------------- --------------- ------------ -----------
John Bellamy, Chief         2004        $157,500   $100,000   $27,500(1)        -0-            -0-            -0-         -0-
     Executive Officer      2003         $37,500      -0-      $7,500(1)        -0-            -0-            -0-         -0-

Ahmed Sheikh,               2004        $130,000      -0-     $22,857(1)        -0-       1,998,617 (2)       -0-         -0-
     President and Chief
     Operating Officer

Oscar Turner, Chief         2004         $58,333      -0-     $30,000(1)        -0-       4,496,868 (3)       -0-         -0-
     Financial Officer

(1) This amount represents deferred compensation which has not yet been paid to Messrs. Bellamy, Sheikh and Turner.
(2) Includes 749,478 shares of common stock issuable upon exercise of options of Knockout Holdings, Inc. and 1,249,139 shares of common stock that were issuable upon exercise of options of The Knockout Group, Inc. All options of The Knockout Group, Inc. were exercised prior to Knockout Holdings' acquisition of The Knockout Group, Inc.
(3) Includes 2,498,260 shares of common stock issuable upon exercise of options of Knockout Holdings, Inc. and 1,998,608 shares that were issuable upon exercise of options of The Knockout Group, Inc. All options of The Knockout Group, Inc. were exercised prior to Knockout Holdings' acquisition of The Knockout Group, Inc.

                               OPTIONS GRANT TABLE

      The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2004. We did not have during such fiscal year any plans providing for the grant of stock appreciation rights ("SARs").

                                        Option/SAR Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------------
                                                                                    Potential
                                                                               Realizable Value at
                                                                                  Assumed Annual
                                                                                  Rates of Stock      Alternative to
                                                                                Price Appreciation     (f) and (g):
                              Individual Grants                                  for Option Term     Grant Date Value
-------------------------------------------------------------------------      -------------------   ----------------
         (a)                 (b)            (c)          (d)         (e)        (f)        (g)            (h)

                        Number of
                        Securities     % of Total
                        Underlying     Options/ SARs   Exercise
                        Options/       Granted to      or Base                                          Grant Date
                        SARs Granted   Employees in    Price      Expiration                              Present
         Name           (#)            Fiscal Year     ($/Sh)     Date         5% ($)     10% ($)      Value ($) (1)
-----------------------------------------------------------------------------------------------------------------------
Ahmed Sheikh (2)            749,478          17.6%       $0.20   12/28/2014      --         --       $1,026,782.00
Ahmed Sheikh (3)          1,249,139          33.0%       $0.01   11/10/2007      --         --         $312,285.00
Oscar Turner (2)          2,498,260           5.5%       $0.20   12/28/2014      --         --       $3,422,616.00
Oscar Turner (3)          1,998,608          53.0%       $0.01    9/20/2007      --         --         $499,652.00
-----------------------------------------------------------------------------------------------------------------------

(1) The value shown was calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, we used the following assumptions: (a) expected volatility of approximately 100%; (b) risk-free rate of return of approximately 3.43%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.
(2) Represents unexercised options of Knockout Holdings, Inc. The amounts expensed during the year ended December 31, 2004 related to these options totaled $12,503 and $3,751 for Mr. Turner and Mr. Sheikh, respectively. In future periods, the balance of the present value amount at the date of grant will be expensed over the remaining three-year vesting period of the options.
(3) Represents options of The Knockout Group, Inc. All options of The Knockout Group, Inc. were exercised prior to Knockout Holdings' acquisition of The Knockout Group, Inc.

Aggregate Option Exercises in Last Fiscal Year

      No options of Knockout Holdings, Inc. were exercised by the named executive officers during the most recent fiscal year.

      The following table provides information concerning the number and value of stock options of The Knockout Group, Inc. exercised during the fiscal year ended December 31, 2004, and held at the end of such fiscal year, by the named executive officers. The Knockout Group, Inc. does not have any plans providing for SARs.

            Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
            --------------------------------------------------------------------------------

         (a)                   (b)                  (c)                  (d)                  (e)
                                                                 Number of
                                                                 Securities           Value of
                                                                 Underlying           Unexercised
                                                                 Unexercised          In-the-Money
                                                                 Options/SARs at      Options/SARs at
                                                                 December 31, 2004    December 31, 2004
                                                                 (#)                  ($)

                        Shares Acquired                          Exercisable/         Exercisable/
         Name           on Exercise (#)     Value Realized ($)   Unexercisable        Unexercisable
----------------------------------------------------------------------------------------------------------
Ahmed Shaikh               1,249,139               --                     0/0                $0/$0
Oscar Turner               1,998,608               --                     0/0                $0/$0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advances by Artistic Communication Center

         Artistic Communication Center, a multi-media video and audio production company, is principally owned by our Chief Executive Officer, John Bellamy. In 2003, we agreed to reimburse Artistic Communication Center for all advertising, marketing, licensing, legal fees, accounting, consulting, product design and development, travel, and other costs paid f by Artistic Communication Center on our behalf prior to the incorporation of our business in April 2003. These costs amounted to $739,000. We established a payable to Artistic Communication Center of $739,000 in 2003 and charged it to selling, general and administrative expense. The payable has no maturity date but we made payments of $158,000 in 2004 and $282,000 in 2003. Our outstanding obligation due to Artistic Communication Center totaled $299,000 and $457,000 on December 31, 2004 and 2003, respectively. Our management believes the terms of the obligations to Artistic Communication Center are on terms at least as favorable as could be obtained from unrelated third parties.

Infomercial Production

         We retained Artistic Communication Center to produce our household and automotive infomercials for television broadcast. Our current contract with Artistic Communication Center provides that Artistic Communication Center will be compensated on the basis of "cost, plus 10%." Through December 31, 2004, we have incurred costs related to infomercial production of $1.1 million, of which $0.9 million has been paid to Artistic Communication Center. At December 31, 2004, the remaining unpaid balance of $262,000 is included in accrued liabilities. Our management believes that the terms of our agreement with Artistic Communication Center to produce infomercials is on terms at least as favorable as could be obtained from independent third parties.

Occupancy Costs

         In addition, Artistic Communication Center occupies space at our 100 W. Whitehall Avenue location and pays monthly rent of $1,211 (annual rent of $14,500). The monthly rent has been determined based on space utilization and includes Artistic Communication Center's pro rata share of common area costs, insurance, and real estate taxes. Rental income received from Artistic Communication Center has been recorded as a reduction of selling, general, and administrative expenses in the amount of $9,685 for the year ended December 31, 2004. Our management believes that the space rented to Artistic Communication Center is on terms at least as favorable as could be obtained by renting the space to an unrelated third party.

Patents & Trademarks

         In consideration for the assignment of trademarks and pending patents, we agreed to pay Dr. Isaac Horton, III, our Secretary and Vice Chairman, a total of $400,000 as follows: $200,000 by January 15, 2005 and the remaining $200,000 over the following twelve months. In addition, before we acquired The Knockout

Group, Inc., Dr. Horton was issued 6,524,787 shares of common stock of The Knockout Group, Inc. The fair value of these shares of $1.6 million has been recorded as an increase in patent assets reflected in the accompanying Balance Sheet. As part of his agreement, Dr. Horton agreed not to develop or contribute any intellectual property to any other company, now or in the future, that competes in the "cleaning" products segment. Our management believes this arrangement with Dr. Horton is on terms at least as favorable as could be obtained from unrelated third parties.

         Dr. Horton acts as a consultant to our executive officers, advising us on capital formation, quality control, product development, business strategy, licensing, patent development, and personnel matters. For these consulting services, Dr. Horton received 2,465,600 options which were valued at $616,000 using a Black-Scholes pricing model.

Galt Ventures Corporation

         Since 1999, Kevin Waltzer, one of our principal shareholders and a member of our Board of Directors, has been Chairman, CEO, and President of Galt Ventures Corporation, a company that provides venture capital to development and later stage enterprises. After our acquisition of The Knockout Group, Inc., Galt Ventures Corporation controlled approximately 24% of our outstanding voting stock. At December 31, 2004, we have $1.2 million of notes payable due to Galt Ventures Corporation. Our management believes the terms of these notes payable are on terms at least as favorable as could be obtained from unrelated third parties.

Charleston Holdings, LLC

         Kevin Waltzer, one of our principal shareholders and member of our Board of Directors, and David Rights, one of our shareholders and a member of our Board of Directors, are also minority shareholders in Charleston Holding, LLC, our primary supplier of product concentrate. Charleston Holdings, LLC supplies concentrate to us at a fixed priced and under the terms of the agreement, we have the right to source the product from other suppliers. During year ended December 31, 2004, we purchased raw materials from Charleston Holdings, LLC totaling $322,000. Our management believes the terms of our agreement with Charleston Holdings, LLC is on terms at least as favorable as could be obtained from unrelated third parties.

Consulting Services

         Prior to joining us as a full-time employee, we retained the services of Oscar Turner on a consulting basis to assist us in developing our business plan, refining our financial model, fundraising, development of policies and procedures, and general financial management. We paid Mr. Turner $30,000 for these services which were provided prior to joining us as Chief Financial Officer.

Employees

         Seven of our employees and one consultant have family relationships with John Bellamy, our Chairman and Chief Executive Officer. The related employees include the following: (1) Katie Green, the wife of John Bellamy, is paid $85,000 per year as our Vice President of Human Resources; (2) Alan Bellamy, brother of John Bellamy, is paid $38,000 per year as our Warehouse Manager; (3) Althea Powers, sister of John Bellamy, is paid $31,000 per year as an Accounting Clerk; (4) Anthony Bellamy, brother of John Bellamy, is paid $48,000 per year as an Account Manager; (5) Delores Bellamy, sister of John Bellamy, is paid $32,000 per year as an Accounting Clerk; (6) Jabari Bellamy, nephew of John Bellamy, is paid $22,000 per year as a Customer Service Representative; and (7) Naomi Powers, niece of John Bellamy, is paid $18,000 per year as a Receptionist. In addition, Timothy Bellamy, brother of John Bellamy, is paid $19,200 per year in consideration for janitorial services performed for the Company on an independent contractor basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 9, 2005 certain information with respect to the securities beneficially owned by: (i) each of our directors and executive officers; (ii) each person who owns beneficially more than 5% of our voting stock; and (iii) all directors and executive officers as a group.

                                                                                                      Percent of
                                                                                                      Series A
                                                                Percent of     Series A               Preferred
                                                                Common Stock   Preferred Stock        Stock
Name and Address of                    Common Stock             Beneficially   Beneficially           Beneficially     Percent of
Beneficial Owner                       Beneficially Owned(1)    Owned          Owned                  Owned(2)         Vote(3)
Alan Gelband                                   6,837,890 (4)          67.4%                    0              *           4.4%
750 Third Avenue
New York, NY 10017

John Bellamy                                  50,899,911 (5)     32.8% (19)     318,124.443 (34)          39.9%          32.8%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Coleman Peterson                               1,383,277 (6)         * (20)            8,233.787           1.0%              *
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

David Rights                                   4,646,000 (7)      3.0% (21)           29,037.500           3.6%           3.0%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Dr. Isaac Horton, III                         16,528,821 (8)     10.7% (22)          103,305.133          12.9%          10.7%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Tony Weiss                                     1,580,292 (9)      1.0% (23)            9,760.625           1.2%           1.0%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Kevin Waltzer                                30,821,840 (10)     19.8% (24)     192,636.500 (35)          24.1%          19.9%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Oscar Turner                                  2,159,784 (11)      1.4% (25)           12,197.475           1.5%           1.3%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Ahmed Shaikh                                  1,282,202 (12)         * (26)            7,623.406           1.0%              *
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164


                                       40

Peter Vezmar                                    920,000 (13)         * (27)            5,750.000              *              *
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Katie Green                                  50,899,911 (14)     32.8% (28)     318,124.443 (36)          39.9%          32.8%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Galt Enterprises                             23,644,000 (15)     15.2% (29)          147,775.000          18.5%          15.2%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Paul Vincent                                    536,667 (16)         * (30)            3,354.166              *              *
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Taylor Group                                  2,430,435 (17)      1.6% (31)           15,190.219           1.9%           1.6%
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

Nathan Morton                                   749,478 (18)         * (32)            4,684.238              *              *
c/o Knockout Holdings, Inc.
100 W. Whitehall Avenue,
Northlake, IL 60164

All Executive Officers and                       109,302,127     70.2% (33)          680,918.871          85.3%          70.2%
Directors as a Group (8 persons)

------------------------------

     * Less than 1%

(1) Applicable percentage ownership is based on 8,992,322 shares of Common Stock outstanding as of May 9, 2005, together with securities exercisable or convertible into shares of Common Stock within 60 days of May 9, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Based on 797,820 shares of Series A Preferred Stock issued and outstanding.

(3) This column discloses the percentage of the person's overall voting power. Each outstanding share of Series A Preferred Stock has 160 votes, each outstanding share of Series B Preferred Stock has 160 votes and each outstanding share of Common Stock has one vote. The Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as a single class. There is no holder of outstanding Series B Preferred Stock who has more than 5% of the overall voting power.

(4) Includes: (a) warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.05 per share that expire November 30, 2005; (b) warrants to purchase 110,000 shares of common stock with an exercise price of $0.05 per share that expire May 31, 2007; and (c) warrants to purchase 61,050 shares of common stock with an exercise price of $0.05 per share that expire November 30, 2007.

(5) Includes: (a) 49,059,911 shares of Common Stock issuable upon conversion of 306,624.443 shares of Series A Preferred Stock owned by Mr. Bellamy directly; and (b) 1,840,000 shares of Common Stock issuable upon conversion of 11,500 shares of Series A Preferred Stock owned by Katie Green, Mr. Bellamy's wife.

(6) Includes: (a) 1,317,406 shares of Common Stock issuable upon conversion of 8,233.787 shares of Series A Preferred Stock; and (b) 65,871 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.

(7) Includes 4,646,000 shares of Common Stock issuable upon conversion of 29,037.500 shares of Series A Preferred Stock.

(8) Includes 16,528,821 shares of Common Stock issuable upon conversion of 103,305.133 shares of Series A Preferred Stock.

(9) Includes: (a) 1,561,700 shares of Common Stock issuable upon conversion of 9,760.625 shares of Series A Preferred Stock; and (b) 18,592 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.

(10) Includes: (a) 7,177,840 shares of Common Stock issuable upon conversion of 44,861.500 shares of Series A Preferred Stock owned by Mr. Waltzer directly; and (b) 23,644,000 shares of Common Stock issuable upon conversion of 147,775 shares of Series A Preferred Stock owned by Galt Enterprise Corporation, of which Mr. Waltzer is the President and an owner.

(11) Includes: (a) 1,951,596 shares of Common Stock issuable upon conversion of 12,197.475 shares of Series A Preferred Stock; and (b) 208,188 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.

(12) Includes: (a) 1,219,745 shares of Common Stock issuable upon conversion of 7,623.408 shares of Series A Preferred Stock; and (b) 62,457 shares of Common Stock issuable upon exercise of outstanding options with an exercise price of $.20 per share and an expiration date of December 28, 2014.Amendments to Certificate of Incorporation

(13) Includes 920,000 shares of Common Stock issuable upon conversion of 5,750 shares of Series A Preferred Stock.

(14) Includes: (a) 1,840,000 shares of Common Stock issuable upon conversion of 11,500 shares of Series A Preferred Stock owned by Katie Green directly, and (b) 49,059,911 shares of Common Stock issuable upon conversion of 306,624.443 shares of Series A Preferred Stock owned by John Bellamy, Ms. Green's husband.

(15) Includes 23,644,000 shares of Common Stock issuable upon conversion of 147,775 shares of Series A Preferred Stock.

(16) Includes 536,667 shares of Common Stock issuable upon conversion of 3,354.166 shares of Series A Preferred Stock.

(17) Includes 2,407,068 shares of Common Stock issuable upon conversion of 15,044.172 shares of Series A Preferred Stock.

(18) Includes 749,478 shares of Common Stock issuable upon conversion of 4,684.238 shares of Series A Preferred Stock.

(19) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Bellamy beneficially owned 85% of our outstanding Common Stock.

(20) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Peterson beneficially owned 13.3% of our outstanding Common Stock.

(21) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Rights beneficially owned 34.1% of our outstanding Common Stock.

(22) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Horton beneficially owned 64.8% of our outstanding Common Stock.

(23) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Weiss beneficially owned 15.0% of our outstanding Common Stock.

(24) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Waltzer beneficially owned 77.4% of our outstanding Common Stock.

(25) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Turner beneficially owned 19.4% of our outstanding Common Stock.

(26) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Shaikh beneficially owned 12.5% of our outstanding Common Stock.

(27) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Vezmar beneficially owned 9.3% of our outstanding Common Stock.

(28) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Ms. Green beneficially owned 85% of our outstanding Common Stock.

(29) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Galt Enterprises beneficially owned 72.5% of our outstanding Common Stock.

(30) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Vincent beneficially owned 5.6% of our outstanding Common Stock.

(31) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Taylor Group beneficially owned 21.1% of our outstanding Common Stock.

(32) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 Mr. Morton beneficially owned 7.7% of our outstanding Common Stock.

(33) Percentage beneficial ownership is calculated based on 155,314,764 shares of common stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding common stock plus, for each person, any common stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of May 9, 2005 all executive officers, and Directors as a group owned 99.3% of our outstanding common stock.

(34) Includes: (a) 306,624.443 shares of Series A Preferred Stock owned by Mr. Bellamy directly; and (b) 11,500 shares of Series A Preferred Stock owned by Katie Green, Mr. Bellamy's wife.

(35) Includes: (a) 44,861.500 shares of Series A Preferred Stock owned by Mr. Waltzer directly; and (b) 147,775 shares of Series A Preferred Stock owned by Galt Enterprise Corporation, of which Mr. Waltzer is the President and an owner.

(36) Includes: (a) 11,500 shares of Series A Preferred Stock owned by Ms. Green directly; and (b) 306,624.443 shares of Series A Preferred Stock owned by John Bellamy, Ms. Green's husband.

      All of the above disclaim any beneficial ownership in shares owned by other family members. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common and Preferred Stock shown as beneficially owned by them.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Dividend Policy

         Our proposed operations are capital intensive and we need working capital. Therefore, we will be required to reinvest any future earnings in our operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

Capital Structure

         Our authorized capital consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 865,000 shares have been designated as Series A Preferred Stock and 135,000 shares have been designated as Series B Preferred Stock. At the close of business on May 9, 2005, we had 8,992,322 shares of common stock issued and outstanding, 797,820 shares of Series A Preferred Stock issued and outstanding and 116,754 shares of Series B Preferred Stock issued and outstanding.

Common Stock

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of our business, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, when issued will be, validly issued, fully paid and non-assessable.

Preferred Stock - General

         At the presently effective conversion rate, each share of Series A Preferred Stock and each share of Series B Preferred Stock is convertible into 160 shares of our common stock. The Series A Preferred Stock and Series B Preferred Stock will automatically convert into common stock immediately after we amend our Certificate of Incorporation to authorize the issuance of a sufficient number of shares of common stock so that all outstanding shares of preferred stock may be converted into common stock. Our common stock and preferred stock vote as a single class, as if the preferred stock had been converted into common stock. Our common stock and preferred stock are the only classes of securities outstanding having the right to vote for the election of our directors. Each share of common stock entitles its record holder to one vote, and each share of preferred stock entitles its record holder to approximately 160 votes.

Series A Preferred Stock

         The stated value of the Series A Preferred Stock is $46.8933. While the Series A Preferred Stock is outstanding, holders of Series A Preferred Stock have a right to any dividend declared with respect to our common stock as if each share of Series A Preferred Stock had been converted into common stock.

Upon liquidation, dissolution or winding up of our business, the Series A Preferred Stock ranks senior to (a) any class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment, and (b) our common stock. Except as otherwise required by law, each holder of Series A Preferred Stock is entitled to vote on all matters submitted to our shareholders and are entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of Series A Preferred Stock could be converted.

         Immediately after we amend out Certificate of Incorporation to authorize the issuance of a sufficient number of shares of common stock so that the Series A Preferred Stock may be converted into common stock, each share of Series A Preferred Stock will automatically convert into a number of fully paid and non-assessable shares of common stock equal to the stated value divided by $.2931.

Series B Preferred Stock

         The stated value of the Series B Preferred Stock is $46.8933. While the Series B Preferred Stock is outstanding, we are required to pay to the holders of the Series B Preferred Stock dividends equal to 10% of the stated value per annum. Dividends are payable quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2005. In the event there are any accrued and unpaid dividends, such dividends will entail a late fee equal to 18% of such accrued and unpaid dividend per annum. In the event that the Series B Preferred Stock does not convert into common stock prior to 180 days from the date the Series B Preferred Stock is sold, the dividend rate will increase to 20% of the stated value per annum. Upon liquidation, dissolution or winding up of our business, the Series B Preferred Stock ranks senior to (a) our outstanding Series A Preferred Stock, (b) any other class or series of capital stock whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment, and (c) our common stock. Except as otherwise required by law, each holder of Series B Preferred Stock is entitled to vote on all matters submitted to our shareholders and are entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of Series B Preferred Stock could be converted.

         Immediately after we amend out Certificate of Incorporation to authorize the issuance of a sufficient number of shares of common stock so that the Series B Preferred Stock may be converted into common stock, each share of Series B Preferred Stock will automatically convert into a number of fully paid and nonassessable shares of common stock equal to the stated value divided by $.2931. Other than an exempt issuance, at any time while the Series B Preferred Stock is outstanding, if we issue any common stock or any securities which would entitle the security holder thereof to acquire common stock for a per share or conversion or exercise price per share which is less than $.2931, then the conversion rate will be reduced to such other lower per share price. An "exempt issuance" is defined as the issuance of (a) shares of common stock or options to our executive officers, directors, employees or consultants pursuant to any stock or option plan duly adopted by a majority of the members of our Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the conversion of any shares of Series B Preferred Stock, (c) securities upon the conversion of any convertible securities, options or warrants issued and outstanding before the issuance of any shares of Series B Preferred Stock, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with our business and in which we receive benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

December 2004 Financing

         On December 27, 2004, The Knockout Group, Inc. completed a private placement of 25,500 shares of its Series C Preferred Stock to 37 accredited investors for aggregate gross proceeds of $2,550,000. Each share of Series C Preferred Stock was sold for $100. Pursuant to the terms of the Series C Preferred Stock, immediately prior to our acquisition of The Knockout Group, Inc. on December 28, 2004, each share of Series C Preferred Stock converted into 100 shares of common stock of The Knockout Group, Inc. As a result, the investors in Series C Preferred Stock received an aggregate of 2,550,000 shares of common stock of The Knockout Group, Inc. Upon our acquisition of The Knockout Group, Inc. on December 28, 2004, these 2,550,000 shares of common stock of The

Knockout Group, Inc. were exchanged for 63,750 shares of our Series A Preferred Stock. According to the terms of the December 2004 private placement, upon completion of the January 2005 private placement, investors in Series C Preferred Stock of The Knockout Group, Inc. received common stock purchase warrants on the same terms provided in the January 2005 private placement. Accordingly, for each share of Series A Preferred Stock held, these investors received warrants to purchase 16 shares of our common stock. The warrants are exercisable for five years from the date of issuance at a price of $2.25 per share. We are registering in this offering 1,424,320 shares of common stock issuable to the investors in the December 2004 private placement upon conversion of 8,902 shares of our Series A Preferred Stock and 121,052 shares of common stock issuable upon exercise of common stock purchase warrants.

January 2005 Financing

         In January 2005, we completed a private placement of 116,754 shares of Series B Preferred Stock, which at the presently effective conversion rate are convertible into 18,680,707 shares of common stock, and warrants to purchase 1,868,071 shares of common stock. We completed the January 2005 private placement in two closings as follows. On January 10, 2005, we sold an aggregate of 69,624 shares of Series B Preferred Stock and warrants to purchase 1,113,984 shares of common stock to 17 accredited investors for aggregate gross proceeds of $3,265,000. On January 17, 2005, we sold an aggregate of 47,130 shares of Series B Preferred Stock and warrants to purchase 754,083 shares of common stock to 22 accredited investors for aggregate gross proceeds of $2,210,000. We sold shares of Series B Preferred Stock for a per share purchase price of $46.8933. For each share of Series B Preferred Stock purchased investors received warrants to purchase 16 shares of common stock. The warrants are exercisable for five years from the date of issuance at a price of $2.25 per share. We are registering in this offering 2,606,080 shares of common stock issuable upon conversion of 16,288 shares of our Series B Preferred Stock and 245,082 shares of common stock issuable upon exercise of common stock purchase warrants.

Placement Agent Compensation - Acquisition, December 2004 Financing and January 2005 Financing

         Duncan Capital LLC acted as placement agent in connection with the December 2004 and January 2005 private placements. Duncan Capital LLC also advised us in connection with the reverse acquisition of The Knockout Group, Inc. In consideration for its services as placement agent for the December 2004 private placement, we paid Duncan Capital LLC an amount in cash equal to 5% of the aggregate gross proceeds received by us and we issued Duncan Capital LLC warrants to purchase 536,000 shares of common stock, exercisable for five years at an exercise price of $0.25 per share. As per instructions from Duncan Capital LLC, these warrants were issued as follows: (a) 134,000 to David Skriloff; (b) 50,250 to Richard Smithline; (c) 150,750 to M.W. Crow Family L.P.; and (d) 201,000 to Duncan Capital Group, LLC. In consideration for its services as placement agent for the January 2005 private placement, we paid Duncan Capital LLC an amount in cash equal to 5% of the aggregate gross proceeds received by us and we issued Duncan Capital LLC warrants to purchase 1,097,000 shares of common stock, exercisable for five years at an exercise price of $0.293 per share. As per instructions from Duncan Capital LLC, these warrants were issued as follows:
(a) 252,882 to David Skriloff; (b) 85,470 to Damon Testaverde; (c) 94,831 to Richard Smithline; (d) 284,493 to M.W. Crow Family L.P.; and (e) 379,324 to Duncan Capital Group, LLC. In consideration for its services advising us in connection with the reverse acquisition and financing of The Knockout Group, Inc., we issued Duncan Capital LLC 816,576 shares of common stock and warrants to purchase 4,450,000 shares of common stock, exercisable for five years at an exercise price of $0.01 per share. As per instructions from Duncan Capital LLC the shares of common stock were issued as follows: (a) 204,144 to David Skriloff; (b) 153,108 to Richard Smithline; and (c) 459,324 to M.W. Crow Family L.P. As per instructions from Duncan Capital the warrants were issued as follows: (a) 200,000 to Peter Lee Coker; (b) 1,062,500 to David Skriloff; (c) 398,437 to Richard Smithline; (d) 1,195,313 to M.W. Crow Family L.P.; and (e) 1,593,750 to Duncan Capital Group, LLC. We are registering in this offering 114,320 shares of common stock and 851,623 shares of common stock issuable upon exercise of warrants earned as compensation by Duncan Capital LLC.

May 2005 Financing

         On May 2, 2005, we entered into a securities purchase agreement for the sale of an 11% Senior Secured Note due May 2, 2008 and warrants to purchase 700,000 shares of our common stock to one accredited investor. The transaction provided us $3,000,000 in gross proceeds.

         We must pay interest on the Note at the rate of 11% per annum, payable quarterly. The first 15 months of interest will be held in an escrow account to be disbursed as quarterly interest payments become due. After expiration of the first 15 months, we have the option to pay interest in shares of common stock at a rate equal to 85% of the volume weighted average price of the common stock for the 20 trading days immediately prior to the applicable interest payment date.

However, payment in shares of common stock may only occur if during the 20 trading days prior to the applicable interest payment date certain equity conditions have been met, the payment in shares of common stock would not exceed 25% of the trading volume for any of the previous 10 trading days and we must have given the holder written notice within 10 trading days of an interest payment date. The equity conditions that must be met are as follows: (a) we must have duly honored all redemptions scheduled to occur, if any; (b) all liquidated damages and other amounts owing in respect of the Note must have been paid; (c) there is an effective registration statement permitting the holder to resell all of the shares issuable pursuant to the Warrants and any shares issued as payment of principal or interest on the Note; (d) our common stock is trading on a national securities exchange, national securities association or the OTC Bulletin Board; (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all of the shares issuable to the holder, (f) we are not in default under any of the transaction documents; (g) the holder does not beneficially own more than 9.9% of our outstanding common stock; and (h) there has been no public announcement of a pending or proposed change of control, acquisition or similar transaction. All overdue and unpaid interest will entail a late fee equal to 20% per annum.

         Beginning 15 months after issuance of the Note, on the first business day of each month we must redeem 1/21st of the original principal amount of the Note plus accrued and unpaid interest and any other amounts then owing to the holder under the Note. The monthly redemption amount may be paid in cash or by the issuance of common stock at a rate equal to 85% of the volume weighted average price for the 20 trading days immediately prior to the applicable monthly redemption date. We must provide the holder 10 trading days prior written irrevocable notice if we intend to pay the monthly redemption amount by the issuance of common stock. However, payment in shares of common stock may only occur if during the 20 trading days prior to the applicable monthly redemption date the above described equity conditions have been met and the payment in shares of common stock would not exceed 25% of the trading volume for any of the previous 10 trading days.

         So long as any portion of the Note is outstanding, we may not and may not permit any subsidiary to directly or indirectly, without the prior written approval of the holder: (a) incur any indebtedness of any kind other than (i) indebtedness in the ordinary course of business and in an amount less than $25,000 and (ii) indebtedness the net proceeds from which is used to prepay the
Note in full; (b) incur any liens of any kind other than in connection with indebtedness the net proceeds from which is used to prepay the Note in full; (c) amend our certificate of incorporation, bylaws or other charter documents to adversely affect the rights of the holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire any of our common stock, preferred stock or other equity securities; or (e) enter into any agreement with respect to any of the foregoing. Notwithstanding the above covenants, the holder acknowledges that we intend to enter into a customary inventory and receivables bank financing and upon receipt of such financing, the holder will negotiate with us in good faith and in a timely manner to modify the transaction documents as necessary to permit such financing. While the Note and the warrants are outstanding, we are prohibited from effecting or entering into an agreement to effect any subsequent financing involving a variable rate transaction without the prior written approval of the holder unless the net proceeds from the financing is used to prepay the Note in full.

         The purchase agreement contains a most favored nations provision which provides that any time we effect a subsequent financing while the Note is outstanding, the holder may elect, in its sole discretion, to exchange all or some of its Note then held by it for the securities issued in the subsequent financing based on the then outstanding principal amount of the Note plus accrued but unpaid interest and any other fees then owed to the holder, and the effective price at which such securities are sold in such subsequent financing.

         Our obligations under the Note are secured by all of our assets now owned or hereafter acquired. The holder agreed to subordinate its security interest to any security interest in connection with inventory and receivables bank financing that we obtain.

         The warrants are exercisable for a period of five years with an exercise price of $0.01 per share. The warrants may be exercised by means of a cashless exercise if at any time after one year from the date of issuance of the warrants there is not an effective registration statement registering the resale of the shares issuable upon exercise of the warrants. If we or any of our subsidiaries, at any time while the warrants are outstanding, offer, sell, grant any option to purchase or offer, sell or grant any right to reprice our securities, or otherwise dispose of or issue any common stock or securities entitling anyone to acquire shares of common stock, at an effective price per share less than $0.01 per share, then the exercise price of the warrants will be reduced to such lower price and the number of warrant shares issuable under the warrants will be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price prior to such adjustment.

         We agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon exercise of the warrants and the common stock that may be issued as payment of principal and/or interest on the Note. If such registration statement is not filed on or before May 17, 2005 or if the registration statement is not declared effective by the Securities and Exchange Commission on or before July 31, 2005 (or September 9, 2005 if the registration statement is reviewed by the Securities and Exchange Commission), then we must pay the holder liquidated damages equal to 1.5% percent of the outstanding principal amount of the Note for the first 30 days and an additional 1.5% of the outstanding principal amount of the Note for each 30 day period subsequent thereto.

         We are registering in this offering 700,000 shares issuable upon exercise of warrants from the May 2, 2005 financing and 2,989,875 shares that may be issued as payment of principal and interest on the $3,000,000 principal amount 11% Senior Secured Note.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or executive officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being our director or officer if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation requires that we indemnify our executive officers, directors, employees and agents, against any liability, cost, charge or expense asserted or incurred by such persons in such capacities, to the fullest extent permitted or authorized by the Delaware General Corporation Law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Knockout Holdings, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP owns a warrant to purchase 100,000 shares of our common stock, exercisable for five years at a per share exercise price of $1.00. 14,000 shares of common stock issuable upon exercise of such warrant are being offered under this prospectus.

                                     EXPERTS

         The consolidated financial statements included in this Prospectus and in this Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the ability of Knockout Holdings, Inc. to continue as a going concern) included herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             CHANGES IN ACCOUNTANTS

         On January 12, 2005, in connection with our acquisition of The Knockout Group, Inc., our Board of Directors unanimously approved the dismissal of Goldstein Golub Kessler LLP as our independent registered public accountants. On January 12, 2005, we notified Goldstein Golub Kessler LLP that we were terminating Goldstein Golub Kessler LLP's services. Also on January 12, 2005, we engaged the firm of BDO Seidman, LLP to serve as our independent registered public accountants for the fiscal year ended December 31, 2004. BDO Seidman, LLP also performed the audit of the 2003 historical financial statements of The Knockout Group, Inc. upon its appointment in January 2005.

         During the two fiscal years ended December 31, 2003 and 2002 and through January 12, 2005, (i) there were no disagreements between us and Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Goldstein Golub Kessler LLP would have caused Goldstein Golub Kessler LLP to make reference to the matter in its reports on our financial statements, and (ii) Goldstein Golub Kessler LLP's reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2003 and 2002 and through January 12, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

         During the two fiscal years ended December 31, 2003 and 2002 and through January 12, 2005, we have not consulted with BDO Seidman, LLP regarding either:

      1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that BDO Seidman, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

      2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

                             ADDITIONAL INFORMATION

         Knockout Holdings, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

         Knockout Holdings, Inc. has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Knockout Holdings, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                             KNOCKOUT HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm............ F-2

Consolidated Balance Sheets........................................ F-3

Consolidated Statements of Operations...............................F-4

Statement of Cash Flows............................................ F-5

Consolidated Statement of Stockholders' Equity..................... F-6

Notes to Consolidated Financial Statements.........................F-10

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Knockout Holdings, Inc.
Northlake, Illinois

We have audited the accompanying consolidated balance sheets of Knockout Holding, Inc. and Subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from April 9, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Knockout Holding, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for the period from April 9, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit and working capital deficiency at December 31, 2004 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                              /s/ BDO Seidman, LLP
                              --------------------
                                  BDO Seidman, LLP

                              Chicago, Illinois
                              March 7, 2005

                             Knockout Holding, Inc.
                           Consolidated Balance Sheets

December 31,                                                    2004           2003
---------------------------------------------------------------------------------------
Assets

Current Assets
     Cash                                                  $     19,837    $    262,654
     Accounts Receivable                                        133,030              --
     Inventories                                              1,802,060              --
     Prepaid Insurance                                           63,684              --

---------------------------------------------------------------------------------------
Total Current Assets                                       $  2,018,611    $    262,654
---------------------------------------------------------------------------------------

Fixed Assets, Net                                               280,077          11,780

Patents & Trademarks, Net of amortization of
     $36,757 and $0 at December 31, 2004
     and 2003, Respectively (including
     $2,103,000 of pending patent
     at December 31, 2004)                                    3,137,629           5,500

Deposits & Other Non-Current Assets                             200,848          56,055

---------------------------------------------------------------------------------------
Total Assets                                               $  5,637,165    $    335,989
---------------------------------------------------------------------------------------

Liabilities & Stockholders' Equity

Current Liabilities
     Accounts Payable                                         1,938,240          33,912
     Accrued Expenses                                           715,044          83,000
     Due to Related Party                                       298,938         456,938
     Notes Payable                                            1,200,000              --

---------------------------------------------------------------------------------------
Total Current Liabilities                                  $  4,152,222    $    573,850
---------------------------------------------------------------------------------------

Advances From Investor                                               --       1,500,000

Commitments

Stockholders' Equity

     Common Stock - Voting, $0.001 and $0.01 par value
     respectively, 20,000,000 and 248,500,000 shares
     authorized respectively, 8,992,323 and 61,640,000
     issued and outstanding respectively Preferred
     stock, $0.001 par value, 1,000,000 shares
     authorized                                                   8,992           2,000
     Series A - 865,000 shares authorized, 796,568 to be
     issued (liquidation preference of $37,351,000)                797
     Additional paid-in capital                              15,789,717              --
     Accumulated deficit                                    (14,314,563)     (1,739,861)
---------------------------------------------------------------------------------------
Total Stockholders' Equity                                 $  1,484,943    $ (1,737,861)

---------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                 $  5,637,165    $    335,989
=======================================================================================

See accompanying notes to the consolidated financial statements

                             Knockout Holding, Inc.
                      Consolidated Statements of Operations
                  For Periods Ended December 31, 2004 and 3003



                                                                               For The Period From
                                                                             April 9, 2003 (Inception)
                                                             For Year Ended           Through
                                                               December 31,        December 31,
                                                                   2004                2003
------------------------------------------------------------------------------------------------------
Revenue                                                        $    679,008        $         --

Cost of Sales                                                       451,977                  --

-----------------------------------------------------------------------------------------------

Grosss Margin                                                  $    227,031        $         --

Selling, General and Administrative Expenses (inclusive
      of $1.1 million and $0.7 million of charges incurred
      from related party, in 2004 and 2003 respectively)         11,743,370           1,739,861
-----------------------------------------------------------------------------------------------

Operating Loss                                                 $(11,516,339)       $ (1,739,861)

Interest Expense                                                  1,058,363                  --

-----------------------------------------------------------------------------------------------
Net Loss                                                       $(12,574,702)       $ (1,739,861)
-----------------------------------------------------------------------------------------------
Preferred Stock Dividend                                         (1,610,000)                 --
-----------------------------------------------------------------------------------------------
Net Loss Available t Common Shareholders                        (14,184,702)         (1,739,861)
===============================================================================================
Basic and diluted loss per common shares                       $      (0.22)       $      (0.03)
===============================================================================================

Weighted average common shares outstanding                       63,727,459          61,640,000
===============================================================================================



See accompanying notes to the consolidated financial statements

                             Knockout Holding, Inc.
                             Statement of Cash Flows


                                                                                                     For The Period
                                                                               For Year ended      From April 9, 2003
                                                                                December 31,      (Inception) Through
                                                                                    2004           December 31, 2003
---------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
             Net loss                                                            $(12,574,702)   $       (1,739,861)
             Adjustments to reconcile net loss to net cash used in operating activities
             Depreciation & amortization                                               82,732                    --
             Amortization of deferred financing costs                                   5,924                    --
             Amortization of debt discount                                            983,000                    --
             Issuance of shares and warrants in exchange for services received      4,589,000                    --
             Expenses funded by related party prior to incorporation                       --               739,913
             Changes in assets and liabilities
                  Accounts Receivable                                                (133,030)                   --
                  Inventories                                                      (1,802,060)                   --
                  Prepaid insurance                                                   (63,684)                   --
                  Other Assets                                                       (189,000)                   --
                  Accounts payable                                                  1,504,328                33,912
                  Accrued Expenses                                                    632,044                83,000

---------------------------------------------------------------------------------------------------------------------
             Net cash used in operating activities                               $ (6,965,448)   $         (883,036)
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
             Purchase of fixed assets                                                (314,271)              (11,780)
             Expenditures for patents and trademarks                               (1,137,887)               (5,500)
---------------------------------------------------------------------------------------------------------------------
             Net cash used in investing activities                               $ (1,452,158)   $          (17,280)
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
             Proceeds from issuance of common stock                                        --                 2,000
             Proceeds from issuance of preferred stock                              6,680,000             1,500,000
             Costs related to issuance of preferred stock                            (439,455)              (56,055)
             Proceeds from exercise of options                                         10,016                    --
             Proceeds from issuance of debt                                         2,550,000                    --
             Repayment of debt                                                       (450,000)                   --
             Deferred financing fees paid                                             (17,772)                   --
             Repayment of amount due to related party                                (158,000)             (282,975)
---------------------------------------------------------------------------------------------------------------------
             Net cash provided by financing activities                           $  8,174,789    $        1,162,970
---------------------------------------------------------------------------------------------------------------------

Net Increase in Cash                                                                 (242,817)              262,654

Cash, at beginning of period                                                          262,654                    --

---------------------------------------------------------------------------------------------------------------------
Cash, at end of period                                                           $     19,837    $          262,654
=====================================================================================================================

Supplemental Disclosures of Cash Flow Information

             Cash paid during the period for interest
                                                                                          423                    --
             Stock issued as consideration for assignment of
             pending Patents (Related Party, See Note 3)
                                                                                    1,631,000                    --
             Conversion of convertible debt  and accrued
             interest to common stock                                                 520,000

             Conversion of convertible debt to Series C Preferred Stock               400,000                    --


See accompanying notes to the consolidated financial statements

                             Knockout Holdings, Inc.
                 Consolidated Statement of Stockholders' Equtiy

                                                                                                 Series A          Series A
                                                                                                 Preferred         Preferred
                                                                 Common         Common            Shares             Stock
                                                                 Shares          Stock          (pre-merger)      (pre-merger)
---------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 2003                                                 --    $           --                --               --

Issuance of common stock to founders                           61,640,000             2,000

Net loss for the nine-months ended December 31, 2003


---------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                     61,640,000    $        2,000                --   $           --

Issuance of Series A Preferred Stock                                                               23,644,000          236,440

Issuance of Series B Preferred Stock

Offering Costs from Series A & B Preferred Stock
 Issuances

Adjust par value of common stock                                                    614,400

Issuance of options to consultants in
 exchange for services provided

Issuance of warrants to consultants in
 exchange for services provided

Issuance of options to employees in exchange for services provided

Warrants and options exercised                                 19,231,366           192,314

Common shares issued to employees                                 625,600             6,256

Common shares issued for patents                                6,524,787            65,248

Warrants issued with notes payable

Beneficial conversion feature on convertible debt

Conversion of Taylor note payable                               1,629,188            16,292

Issuance of Series C Preferred Stock

Conversion of notes payable to Series C Preferred
 Stock

Offering Costs from Series C Preferred Stock

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                         37,800,000           378,000       (23,644,000)        (236,440)

---------------------------------------------------------------------------------------------------------------------------------

Balance at December 28, 2004                                  127,450,941    $    1,274,509                --   $           --

Conversion of common stock to Series A
preferred stock in connection with reverse
merger transaction                                           (127,450,941)       (1,274,509)

Shares issued in reverse merger                                 8,175,747             8,175

Shares issued for services related to the reverse merger          816,576               817

Net loss for the year ended December 31, 2004

---------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                    8,992,323    $        8,992                --   $           --
=================================================================================================================================

                                                             Series A         Series A
                                                             Preferred        Preferred         Series B        Series B
                                                               Shares           Stock           Preferred       Preferred
                                                            (post-merger)
(post-merger) Stock Stock
-------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 2003                                                       $           --   $           --  $           --

Issuance of common stock to founders

Net loss for the nine-months ended December 31, 2003


-------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                                                    $           --  $           --

Issuance of Series A Preferred Stock

Issuance of Series B Preferred Stock                                                                3,956,000         39,560

Offering Costs from Series A & B Preferred Stock
 Issuances

Adjust par value of common stock

Issuance of options to consultants in
 exchange for services provided

Issuance of warrants to consultants in
 exchange for services provided

Issuance of options to employees in exchange for services provided

Warrants and options exercised

Common shares issued to employees

Common shares issued for patents

Warrants issued with notes payable

Beneficial conversion feature on convertible debt

Conversion of Taylor note payable

Issuance of Series C Preferred Stock

Conversion of notes payable to Series C Preferred
 Stock

Offering Costs from Series C Preferred Stock

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                                                            (3,956,000)       (39,560)

-------------------------------------------------------------------------------------------------------------------------------

Balance at December 28, 2004                                            --   $           --   $           --  $           --

Conversion of common stock to Series A                             796,568              797
preferred stock in connection with reverse
merger transaction

Shares issued in reverse merger

Net loss for the year ended December 31, 2004

-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                       796,568   $          797   $           --  $           --
===============================================================================================================================

                                                             Series C         Series C        Additional
                                                            Preferred        Preferred          Paid in         Accumulated
                                                              Shares           Stock            Capital           Deficit
-------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 2003                                                --    $           --   $           --    $           --

Issuance of common stock to founders

Net loss for the nine-months ended December 31, 2003                                                               (1,739,861)


-------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                            --    $           --   $           --    $   (1,739,861)

Issuance of Series A Preferred Stock                                                              4,657,846

Issuance of Series B Preferred Stock                                                              1,066,154

Offering Costs from Series A & B Preferred Stock
 Issuances                                                                                         (194,010)

Adjust par value of common stock                                                                   (614,400)

Issuance of options to consultants in
 exchange for services provided                                                                   1,699,500

Issuance of warrants to consultants in
 exchange for services provided                                                                     620,500

Issuance of options to employees in exchange for
 services provided                                                                                  962,000

Warrants and options exercised                                                                     (182,298)

Common shares issued to employees                                                                   149,744

Common shares issued for patents                                                                  1,565,752

Warrants issued with notes payable                                                                  670,000

Beneficial conversion feature on convertible debt                                                   313,000

Conversion of Taylor note payable                                                                   503,708

Issuance of Series C Preferred Stock                           8,600,000            86,000        2,064,000

Conversion of notes payable to Series C Preferred
 Stock                                                         1,600,000            16,000          384,000

Offering Costs from Series C Preferred Stock                                                       (291,500)

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                       (10,200,000)         (102,000)

-------------------------------------------------------------------------------------------------------------------------------

Balance at December 28, 2004                                          --    $           --   $   13,373,996    $   (1,739,861)

Conversion of common stock to Series A                                                            1,273,713
preferred stock in connection with reverse
merger transaction

Shares issued in reverse merger                                                                      (8,175)

Shares issued for services related to the reverse merger              --                --        1,150,183

Net loss for the year ended December 31, 2004
                                                                                                                  (12,574,702)
-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                          --    $           --   $   15,789,717    $  (14,314,563)
===============================================================================================================================

                                                                Total
                                                            Stockholders'
                                                                Equity
--------------------------------------------------------------------------
Balance, April 1, 2003                                      $           --

Issuance of common stock to founders                                 2,000

Net loss for the nine-months ended December 31, 2003            (1,739,861)


--------------------------------------------------------------------------

Balance, December 31, 2003                                  $   (1,737,861)

Issuance of Series A Preferred Stock                             4,894,286

Issuance of Series B Preferred Stock                             1,105,714

Offering Costs from Series A & B Preferred Stock
 Issuances                                                        (194,010)

Adjust par value of common stock                                        --

Issuance of options to consultants in
 exchange for services provided                                  1,699,500

Issuance of warrants to consultants in
 exchange for services provided                                    620,500

Issuance of options to employees in exchange for
 services provided                                                 962,000

Warrants and options exercised                                      10,016

Common shares issued to employees                                  156,000

Common shares issued for patents                                 1,631,000

Warrants issued with notes payable                                 670,000

Beneficial conversion feature on convertible debt                  313,000

Conversion of Taylor note payable                                  520,000

Issuance of Series C Preferred Stock                             2,150,000

Conversion of notes payable to Series C Preferred
 Stock                                                             400,000

Offering Costs from Series C Preferred Stock                      (291,500)

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                                  --

--------------------------------------------------------------------------

Balance at December 28, 2004                                $   12,908,645

Conversion of common stock to Series A                                  --
preferred stock in connection with reverse merger transaction

Shares issued in reverse merger                                         --

Shares issued for services related to the reverse merger         1,151,000

Net loss for the year ended December 31, 2004                  (12,574,702)

--------------------------------------------------------------------------

Balance at December 31, 2004                                $    1,484,943
==========================================================================


See accompanying notes to the consolidated financial statements.

                             KNOCKOUT HOLDING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF OPERATIONS AND BASIS OF PRESENTATION

Organization and Business

Knockout Holdings, Inc. ("Knockout" or the "Company") is a strategically integrated marketing company committed to the development of celebrity products that are safe for human use and environmentally friendly.

Knockout is currently engaged in the business of selling cleaning products that are based on a proprietary technology. The company operates under an exclusive license agreement with George Foreman ("Licensor"), the two-time World Heavyweight boxing champion and sells its products primarily through retail stores throughout the U.S. The Company's products currently consist of household and automotive cleaning products for retail and industrial use.

Recapitalization and Merger

On December 28, 2004, United Network Marketing Services, Inc. a Delaware corporation and a publicly traded company with nominal operating activity, acquired The Knockout Group, Inc. by issuing 796,568 shares of Series A preferred stock of United Network Marketing Services to the stockholders of The Knockout Group, Inc. in exchange for all of the issued and outstanding shares of The Knockout Group, Inc. Prior to the transaction, United Network Marketing Services had no significant operations and subsequent to the completion of the transaction changed its name to Knockout Holdings, Inc.

For financial reporting purposes, this transaction has been reflected in the accompanying financial statements as a recapitalization of Knockout Group, Inc. and the financial statements reflect the historical financial information of Knockout Group, Inc., which was incorporated in April 2003. Therefore, for accounting purposes, the shares recorded as issued in the reverse merger are the 8,175,747 shares owned by United Network Marketing Services, Inc. shareholders prior to the reverse merger.

Each share of the post merger Series A Preferred Stock of the Company will automatically convert into 160 shares of common stock of the Company immediately after the Company amends its Certificates of Incorporation to authorize the issuance of a sufficient number of shares to complete the conversion.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through August 2004, the company operated as a development stage company. For the year ended December 31, 2004, the Company incurred a net loss of $12.6 million and for the period from inception to December 31, 2003 the net loss was $1.7 million. Cash used in operating activities was $7.0 million and $0.9 million for the periods ended December 31, 2004 and 2003, respectively. As of December 31, 2004, the company had an accumulated deficit of $14.3 million and a working capital deficiency of $2.1 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is ultimately dependent on its ability to obtain additional funding and increase sales to a level that will allow it to operate profitably and sustain positive operating cash flows. In January 2005, the Company received net proceeds of $5.1 million from a Series B Preferred Stock offering. The Company will begin launching its marketing campaign in the second quarter of 2005 and believes there is adequate demand for its products. The Company is also in discussions with commercial banks and other financing sources to provide working capital financing to fund expected inventory and receivables growth. However, there is no assurance that the Company will continue to be successful in obtaining additional funding in the future or improving its operating results. The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Knockout Holdings, Inc. and its wholly-owned subsidiary, The Knockout Group, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and the related disclosures. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Estimates are used in accounting for, among other items, consumer and trade promotion accruals, stock options, useful lives for assets subject to depreciation and amortization, future cash flows associated with impairment testing for long-lived assets and accrued liabilities.

Revenue Recognition

Revenue is derived primarily from product sales and is recorded net of provisions for discounts, returns, rebates to customers and other adjustments as can be reasonably determined. The Company recognizes revenue when all of the fundamental criteria for revenue recognition have been met. Specifically, the sales price is fixed and determined, title to the product, ownership and risk of loss transfer to the customer, and collectibility is reasonably assured. All of these criteria are present at the time of product shipment.

Cost of Products Sold

Cost of products sold consists primarily of the cost of finished goods purchased directly from third-party manufacturers. Cost of products sold also includes inbound freight costs, internal transfer costs, and warehousing and other shipping and handling activity related to producing products. Shipping and handling costs invoiced to customers are included in net sales.

Selling, General and Administrative

Selling, general and administrative expense primarily includes marketing expenses, including the cost of media, advertising, infomercial production and related costs; selling expenses; research and development costs; administrative and other indirect overhead costs; and other miscellaneous operating items.

The Company has produced infomercials to market its household and automotive product lines. In accordance with SOP 93-7 entitled "Reporting on Advertising Costs.", infomercial production costs have been expensed as incurred.

For the year ended December 31, 2004, the Company recorded media advertising expense of $48,000. There was no media advertising expense in 2003. In addition, for year ended December 31, 2004 and the period from inception to December 31, 2003, the Company recorded research & development expense of $50,000 and $10,000, respectively.

Concentration of Risk

The Company utilizes outside vendors and third party providers to manufacture, warehouse, and distribute its products. The markets for contract manufacturing, warehousing, and order fulfillment are well developed in the U.S. and the Company believes it could readily contract with other providers on comparable terms, with limited, or no disruption to its business.

The company has an exclusive license agreement to market and distribute its botanical disinfectant product, which can only be obtained from a sole provider. The current contract covers a three-year period beginning February 24, 2004 to February 23, 2007. There can be no assurance that this contract will be renewed or renewed on terms and conditions comparable to the existing agreement.

Accounts Receivable

Accounts receivable consist of amounts due to the Company from our normal business activities. When necessary, the Company maintains an allowance for doubtful accounts to reflect the expected uncollectibility of accounts receivable based on past collection history and specific risks identified in the portfolio. After all attempts to collect against the receivable fail, the receivable is written off against the allowance. No allowance for doubtful accounts was deemed necessary at December 31, 2004 and 2003.

Inventory Valuation

Inventories are stated at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary timing differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. In addition, the amounts of future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be fully utilized.

Property and Equipment

Property and equipment consists primarily of office furniture and equipment, computer hardware and software, and product molds. All property and equipment are recorded at cost, which includes the cost of delivery and installation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years.

Trademarks, Patents and Licensing Fee

Intangible assets consist of trademarks, patents and a license agreement related to the Company's Knock-Out(R) branded products. The trademark and pending patents are recorded at acquisition cost, plus legal and other expenses related to their creation. All of the Company's patents totaling $2,103,000 are currently pending approval. The trademark and pending patents are amortized using the straight-line method over estimated useful lives of 20 and 17 years, respectively.

In the fourth quarter of 2004, the Company extended its licensing agreement with licensor for the worldwide use of the licensor's name, approved likeness, and signature. The agreement was extended to an eight-year agreement with an initial term of five years and a three-year option period, which requires the Company to pay a retention bonus of $1.5 million after year five. The agreement provides for an initial payment of $1.0 million, which was paid by the Company at year-end 2004. The initial payment has been capitalized by the Company and is being amortized using the straight-line method over the five-year initial term.

Impairment of Long-Lived Assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows expected to be generated by those assets are less than the carrying amount of those items. The Company's cash flow estimates are based on limited operating history and have been adjusted to reflect management's best estimate of future market and operating conditions. The net carrying values of assets deemed not recoverable are reduced to fair value. The Company's estimates of fair value represent management's best estimates based on industry trends and reference to market rates and transactions.

Stock-Based Compensation

The Company accounts for stock-based compensation plans under FAS No. 123 Accounting for Stock-Based Compensation (FAS 123) as amended by FAS No. 148 Accounting for Stock-Based Compensation -- Transition & Disclosure (FAS 148). As a result, compensation expense is determined based on the fair value of the options or warrants granted. The company determines fair value by applying the Black Scholes option-pricing model.

Net Loss Per Share

The Company computes loss per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common stockholders by the weighted average common shares outstanding. Dilutive earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options, warrants, or convertible preferred stock as common stock equivalents because the effect would be anti-dilutive.

The following table sets forth the shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock that is not included in the basic and diluted net loss per share available to common stockholders:


December 31,                                                 2004          2003
================================================================================
Shares issuable upon exercise of outstanding options        4,261,284        -
Shares issuable upon exercise of outstanding warrants         925,000        -
Shares issuable upon conversion of preferred stock        127,450,880        -
--------------------------------------------------------------------------------

Total                                                     132,637,164        -
================================================================================

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE). The consolidation requirements apply to all SPE's in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPE's.

In December 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment". This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement is effective as of the first reporting period that begins after December 15, 2005. The Company does not expect SFAS 123(R) to have a material impact on its consolidated financial statements as the Company currently accounts for employee options on a fair value basis.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material and requires that such items be recognized as current-period charges regardless of whether they meet the "so abnormal" criterion outlined in ARB No. 43. SFAS No. 151 also introduces the concept of "normal capacity" and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. While the Company is still evaluating the impact of this statement, it does not currently believe it will have a material impact on its consolidated financial statements.

NOTE 3. RELATED PARTY TRANSACTIONS

Advances by Artistic Communication Center

Artistic Communication Center ("ACC"), a multi-media video and audio production company, is principally owned by the Company's Chief Executive Officer, John Bellamy. In 2003, the Company agreed to reimburse Artistic Communication Center for all advertising, marketing, licensing, legal fees, accounting, consulting, product design and development, travel, and other costs paid on behalf of the Company prior to its incorporation in April 2003. These costs amounted to $739,000. The company established a payable to ACC of $739,000 in 2003 and charged it to selling, general and administrative expense. The payable has no maturity date but the Company made payments of $158,000 in 2004 and $282,975 in 2003. The Company's outstanding obligation due to ACC totaled $298,938 and $456,938 on December 31, 2004 and 2003, respectively.

Infomercial Production

The Company retained ACC to produce its household and automotive infomercials for television broadcast. The Company's current contract with ACC provides that ACC will be compensated on the basis of "cost, plus 10%." Through December 31, 2004, the Company has incurred costs related to infomercial production of $1.1 million, of which $0.9 million has been paid. At December 31, 2004, the remaining unpaid balance of $262,000 is included in accrued liabilities.

Occupancy Costs

In addition, ACC occupies space at the Company's 100 W. Whitehall Avenue location and pays monthly rent of $1,211. The monthly rent has been determined based on space utilization and includes ACC's pro rata share of common area costs, insurance, and real estate taxes. Rental income received from ACC has been recorded as a reduction of selling, general, and administrative expenses in the amount of $9,685 for the year ended December 31, 2004.

Patents & Trademarks

In consideration for the assignment of trademarks and pending patents, the Company agreed to pay Dr. Isaac Horton, III, the Company's Vice Chairman, a total of $400,000 as follows: $200,000 by January 15, 2005 and the remaining $200,000 over the following twelve months. In addition, Dr. Horton received 6,524,787 common stock of Knockout Group, Inc. The fair value of these shares of $1.6 million was based on the fair market value of the common stock issued which was determined to be $0.25 per share. This amount has been recorded as an increase in patent assets reflected in the Balance Sheet. As part of his agreement, Dr. Horton agreed not to develop or contribute any intellectual property to any other company, now or in the future, that competes in the "cleaning" products segment.

Dr. Horton acts as a consultant to the Company's executive officers, advising the Company on capital formation, quality control, product development, business strategy, licensing, patent development, and personnel matters. For these consulting services, Dr. Horton received options which were valued at $616,000 using a Black-Scholes pricing model.

Galt Ventures Corporation

Since 1999, Kevin Waltzer, a principal shareholder of the Company and member of the Company's Board of Directors, has been Chairman, CEO, and President of Galt Ventures Corporation (Galt), a company that provides venture capital to development and later stage enterprises. Following the completion of the Merger transaction, Galt controlled approximately 24% of the Company's voting stock. At December 31, 2004, the Company has $1.2 million of notes payable due to Galt.

Charleston Holdings, LLC

Kevin Waltzer, a principal shareholder of the Company and member of the Company's Board of Directors, and David Rights, a shareholder of the Company and member of the Company's Board of Directors, are also minority shareholders in Charleston Holding, LLC, the primary supplier of product concentrate to the Company. Charleston Holdings supplies concentrate to the Company at a fixed priced and under the terms of the agreement, the Company has the right to source the product from other suppliers. During year ended December 31, 2004, the Company purchased raw materials from Charleston Holdings totaling $322,000.

NOTE 4. COMMITMENTS AND CONTINGENCIES

Leases

The Company currently leases office and warehouse space at 100 W. Whitehall Avenue in Northlake, Illinois. The Company occupied the space on a month-to-month basis from April 1, 2004 to July 31, 2004. Subsequently, the lease term was amended to a three-year period beginning August 1, 2004 to July 31, 2007.

During year-end December 31, 2004 and 2003, the Company's total operating lease expense amounted to $331,000 and $23,000 respectively. In addition to the base rent, the Company is responsible for additional rent for common area costs, insurance and real estate taxes. For the remainder of the lease term, the Company's minimum annual base lease payments are as follows:


2005              $779,392
2006              $829,212
2007              $490,689

Minimum Royalty Payments

In November of 2004, The Company entered into an eight year, exclusive licensing agreement with licensor to represent the Company's Knock-Out(R) line of cleaning products worldwide. The agreement is an extension to a prior agreement with licensor and includes an initial term of five years, with a three-year option period, which requires the Company to pay a retention bonus of $1.5 million after year five. The agreement provides for an initial payment of $1.0 million, which was paid by the Company at year-end 2004. The Company is also obligated to make periodic royalty payments to Mr. Foreman based on a percentage of net revenue. Royalty expense was $164,000 in 2004. The minimum annual royalty payments required under the contract are as follows:


Years 1-5         $2,000,000
Year  6           $3,000,000
Year  7           $3,500,000
Year  8           $4,000,000

NOTE 5. INVENTORIES

Inventories consisted of the following:


December 31,             2004        2003
---------------------------------------------
Raw materials       $    491,891 $         --
Work in process          109,110           --
Finished goods         1,201,059           --
---------------------------------------------
Total Inventories   $  1,802,060 $         --
=============================================

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

December 31,                       2004        2003
======================================================
Office Equipment                $ 179,679    $  11,780
Office Furniture                   32,569           --
Molds                              48,000           --
Software                           65,804           --
------------------------------------------------------
Total Property and Equipment      326,051       11,780
Less accumulated depreciation     (45,975)          --
------------------------------------------------------
Total, Net                      $ 280,077    $  11,780
======================================================


NOTE 7. INTANGIBLE ASSETS

Intangible Assets consist of the following:

December 31,                        2004          2003
==========================================================
License Fee  (Note 4)           $ 1,000,000    $        --
Pending Patents                   2,102,745          1,500
Trademark                            71,641          4,000
----------------------------------------------------------
Total Intangible Assets           3,174,386          5,500
Less accumulated amortization       (36,757)            --
----------------------------------------------------------
Total, Net                      $ 3,137,629    $     5,500
==========================================================


Over the next five years, the Company expects to incur amortization expense related to intangible assets of approximately $300,000 per year. Should the Company not be successful in obtaining approval for pending patents, costs associated with these patents will be expensed.

NOTE 8. REGULATORY AUTHORITIES

Substantially all aspects of the Company's marketing operations are subject to oversight and regulation by federal, state and local agencies including the Federal Trade Commission (FTC) and Environmental Protection Agency (EPA). FTC regulations are primarily governed under Section 5 of the Federal Trade Commission Act prohibiting deceptive advertising. Various state and local governments have comparable fair practice laws, which are applicable to the Company. In addition, the infomercial industry has set up guidelines for the truth and substantiation of infomercial claims and products through its self-regulation trade association, Electronic Retailing Association (ERA), of which the Company is a member. The Company believes that all of its current infomercials comply with applicable FTC standards and the ERA guidelines.

The EPA is charged by Congress to regulate and enforce the environmental laws passed by Congress. The Company must produce their products in EPA certified manufacturing facilities. All manufacturers contracted by the company are certified by the EPA.

NOTE 9. ACCRUED EXPENSES

Accrued expenses consist of the following amounts for 2004 and 2003:

December 31,                          2004        2003
=========================================================
Consulting                        $  127,500   $   30,000
Accounting, Audit, & Tax             150,000           --
Legal                                127,500           --
Infomercial Production (Note 3)      253,218           --
Other                                 56,826       53,000
---------------------------------------------------------
Total                             $  715,044   $   83,000
=========================================================

NOTE 10. INCOME TAXES

The reconciliation of income tax expense (benefit) to the amount computed by applying the federal statutory rate is as follows:


Period ended December 31,                                       2004            2003
====================================================================================
Income tax (benefit) at federal statutory rate          $ (4,275,000)   $   (592,000)
State taxes                                                 (612,000)        (50,000)
Other nondeductible expenses (primarily
        Start-up costs in 2003)                              108,000         252,000
Change in Valuation Allowance                              4,779,000         390,000
------------------------------------------------------------------------------------
Income tax expense (benefit)                            $         --    $         --

====================================================================================



Period ended December 31                                    2004            2003
====================================================================================
       Deferred
               Federal                                  $ (4,167,000)   $   (340,000)
               State                                        (612,000)        (50,000)
             Change in Valuation Allowance                 4,779,000         390,000
------------------------------------------------------------------------------------
       Income tax benefit
                                                        $         --    $         --
====================================================================================

Significant components of the Company's deferred tax asset are as follows:



December 31                                                   2004           2003
====================================================================================
            Net operating loss                           $  3,761,000    $   380,000
            Stock Compensation                              1,402,000             --
            Other                                               6,000         10,000
            Valuation Allowance                            (5,169,000)      (390,000)
------------------------------------------------------------------------------------

    Total net deferred tax asset                         $         --    $        --
====================================================================================

The Company has incurred net operating losses of approximately $8.8 million, which can be carried forward for up to twenty years under current IRS regulations.

NOTE 11. NOTES PAYABLE

Galt Notes Payable

In September 2004, the Company entered into two notes payable totaling $1.6 million with Galt. These notes bear interest at a rate of 10% per annum and were initially due on December 23, 2004. In December 2004, the agreement was amended to extend the maturity date until the earlier of March 31, 2005 or the date of exercise of certain warrants issued in connection with the Company's reverse merger transaction discussed in Note 1. For the year ended December 31, 2004, the Company incurred interest expense related to these notes of $49,300. At December 31, 2004, the outstanding balance on the notes totaled $1.2 million.


In connection with the notes payable, Galt received warrants to purchase up to 1,427,840 shares of the Company's common stock at a price of $0.0005 per share. The warrants were valued at $357,000 using a Black-Scholes option pricing model (see Note 14). The value of these warrants was recorded as a discount to the note payable and was amortized over the original term of the loan.

Taylor Convertible Note Payable

In November 2004, the Company entered into a convertible note with the Taylor Group in the amount of $500,000. This loan accrued interest at a rate of 20% per annum and was scheduled to mature on August 3, 2005. This note was convertible into 1,535,719 shares of common stock at the option of the holder. In connection with the note payable, the note holder received warrants to purchase up to 801,246 shares of the Company's common stock at a price of $0.01 per share. The warrants were valued at $200,000 using a Black-Scholes option pricing model (see
Note 14). The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

The Taylor note payable is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to the note payable on the date of issuance. On the date of issuance, the note payable was convertible into 1,535,719. shares of common The difference between the market value of the shares issuable upon conversion and the value allocated to the note payable is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature of $200,000 has also been recorded as a discount to the note payable and was amortized over the term of the loan.

In December 2004, the note holder elected to convert the note payable and accrued interest of $20,000 into 1,629,191 shares of common stock and exercised the warrants for 801,246 shares of the Company's common stock. At the time of conversion, the remaining unamortized debt discount was charged to interest expense.

Other Convertible Notes

In November 2004, the Company entered into convertible promissory notes with select individuals as a means to provide bridge financing until completion of the Series C Preferred Stock issuance. These notes totaled $450,000 and accrued interest at a rate of 10% per annum and matured in May 2005. In connection with the note payable, note holders received warrants to purchase up to 450,000 shares of the Company's common stock at a price of $0.01 per share. The warrants were valued at $113,000 using a Black-Scholes option pricing model (see Note
14). The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

The convertible promissory notes are considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to these promissory notes on the date of issuance. On the date of issuance, the promissory notes were convertible into 1,800,000 shares of common stock, which at the then current market price of $0.25 per share was worth $450,000. The difference between the market value of the shares issuable upon conversion and the value allocated to the Term Loan of $337,000 is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature of $113,000 has also been recorded as a discount to the note payable and was amortized over the term of the loan.

These notes were convertible at the option of the holder into shares offered in the Series C offering. The holders elected to convert the total balance due under these notes of $400,000 into 1.6 million shares of the Company's Series C preferred stock. The Company repaid $50,000 of the notes related to this offering along with $5,625 in interest expense.

Advances from Investor

In July 2003, the Company entered into a letter of intent with Galt under which Galt committed to contribute $5 million of equity to the Company by February 1, 2004. At December 31, 2003, the Company had received $1.5 million from Galt. As a definitive agreement had not been completed as of December 31, 2003, this amount is reflected as a liability in the Company's balance sheet at December 31, 2003.

NOTE 12. EQUITY TRANSACTIONS

Merger with United Network Marketing Services, Inc.

On December 28, 2004, The Knockout Group, Inc. (The Group) completed a reverse acquisition of United Network Marketing Services, Inc. a publicly held shell company, resulting in a public trading market for Knockout's stock. In connection with this merger, all of The Group's outstanding preferred stock was converted to The Group's common stock. Then, all of The Group's common stock was exchanged for shares of the shell Company's Series A preferred stock at an exchange rate of 1 share of Series A preferred stock for each 40 shares of common stock.

The new issue Series A preferred stock automatically converts to common stock after the Company amends its certificate of incorporation to authorize the issuance of a sufficient number of shares of common stock so that each share of this preferred stock may be converted into 160 shares of common stock.

The purchasers of the post merger Series A Preferred shares have a liquidation preference of $46.89 per share, which on an exchange basis equates to $0.293.

The investment banking firm which assisted the Company with this reverse merger transaction received 816,576 shares of common stock in exchange for services provided related to the merger transaction . As the fair market value of the services was not readily determinable, the value recorded for these services was based on the fair market value of the common stock issued which totaled $1,151,000. This amount is included in selling, general and administrative expenses for the year ended December 31, 2004.

Stock Split

On December 6, 2004, the Group declared a 4.6 to 1 stock split. In addition, in connection with the reverse merger discussed in Note 1, the Group's common shareholders converted their common shares into Series A preferred stock of United Network Marketing Services on an exchange basis of 40 shares of common stock of the Group for 1 share of Series A preferred of United Network Marketing. Once the authorized common shares of the post-merger Company are increased, this Series A Preferred Stock will convert at a rate of 160 shares of common stock for each share of the Series A Preferred Stock. As a result of this, shareholders of the Company will effectively end up with 4 shares of common stock of the post-merger Company for each share of common stock held in the pre-merger Company. All share amounts included in these financial statements have been retroactively restated to reflect the impact of these stock splits.

Initial Common Stock Issuance

In April 2003, in connection with the start-up of the Group, 61,640,000 common shares (after adjusting for stock splits) were sold for proceeds of $2,000 (founders' stock).

Original Series A Convertible Preferred Stock

In February 2004, the Group completed a definitive securities purchase agreement with Galt whereby the Group issued 23,644,000 shares of Series A preferred stock in exchange for $4.9 million in gross proceeds.

On March 2004, the Company issued the original Series A holders warrants to purchase 5,750,000 shares of common stock at $0.28 per share which was subsequently repriced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, the Company has recorded a non-cash deemed dividend of $1.4 million. The Company recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004.

The Series A was convertible at any time into shares of common stock at a conversion rate of one share of common for each share of Series A convertible preferred. On December 20, 2004, the Series A preferred stock was converted to 23,644,000 shares of common stock and the warrants to purchase 5,750,000 shares of common stock were exercised.

Original Series B Convertible Preferred Stock

In February 2004, the Group completed a definitive securities purchase agreement with an investor whereby the Group issued 3,956,000 shares of Series B convertible preferred stock in exchange for $1.1 million in gross proceeds..

In March 2004 , the Company issued the original Series B holders warrants to purchase 690,000 shares of common stock at $0.28 per share which was subsequently repriced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, the Company has recorded a non-cash deemed dividend of $0.2 million. The Company recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004.

The Series B was convertible at any time into shares of common stock at a conversion rate of one share of common for each share of Series A preferred. On December 21, 2004, the Series B preferred stock was converted to 3,956,000 shares of common stock and the warrants to purchase 690,000 shares of common stock were exercised.

In connection with the issuance of the original Series A and B preferred stock, the Group incurred direct issuance costs of $194,010, which were recorded as a reduction of the gross proceeds received.

Warrants Issued to Consultants in Exchange For Services

During 2004, the Group issued warrants to purchase 475,000 shares of its common stock to consultants as compensation for services received. As the fair market value of these services was not readily determinable, these services were valued based on the fair market value of the warrants at the time of issuance, which ranged from $0.16 to $1.37 per warrant. The weighed average fair value of these warrants was $1.31. These warrants had a term of ten years and exercise prices ranging from $0.293 to $1.00. The Company recognized total expense of $621,000 relating to the issuance of these warrants. The fair market value of these warrants was calculated using a Black-Scholes pricing model (see Note 14).

Common Shares Issued in Exchange For Patents

During fiscal 2004, the Group issued 6,524,787 shares of the its common stock to the Vice Chairman of the Company as partial payment for the right to utilize certain patents. As the fair market value of the patent was not readily determinable, the value recorded for the patents was based on the fair market value of the common stock issued, which was $0.25 per share.

Warrants and Options Exercised

During 2004, the Group received proceeds of approximately $10,016 as a result of the exercise of options and warrants to purchase 19,231,366 shares of the Group's common stock.

At December 31, 2004, there were 925,000 outstanding warrants to purchase common stock with exercise prices ranging from $0.01 to $0.29 and a weighted average exercise price of $0.17. See Note 14 for discussion of the outstanding options at December 31, 2004.

Series C Convertible Preferred Stock

In December 2004, the Group entered into a securities purchase agreement with a group of investors whereby the Group issued in exchange for $2.55 million in gross proceeds 10,200,000 shares of Series C Preferred Stock.

The Series C was convertible at a rate of one share of common for each share of preferred. As required under the securities agreement, the Series C preferred converted to common stock in connection with the Group's merger with United Network Marketing Services as discussed in Note 1.

As part of this offering, the Company agreed to prepare and file with the Securities and Exchange Commission (SEC) a registration statement covering the resale of the common stock issuable upon conversion of Series C Preferred Stock and upon exercise of the warrants on or before March 28, 2005. If such registration statement is not filed on or before March 28, 2005 or if the registration statement is not declared effective by the SEC on or before June 28, 2005 (or July 28, 2005 if the statement is reviewed by the SEC), then the Company must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective or (b) the securities may be sold pursuant to Rule 144 (k).

The Company has recorded offering costs of $291,500 as a reduction of the proceeds from the sale of the Series C Preferred Stock.

Common Shares Issued to Employees in exchange for Services

During fiscal 2004, the Group issued 625,600 shares of common stock in exchange for services. As the fair market value of the services was not readily determinable, the value recorded for the services was based on the fair market value of the common stock issued which totaled $156,000.

NOTE 13. VOTING SECURITIES

The Company's authorized capital consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 865,000 shares have been designated as Series A Preferred Stock and 135,000 shares have been designated as Series B Preferred Stock. Each share of Series A Preferred Stock and each share of Series B Preferred Stock is convertible into 160 shares of Common Stock of the Company. At the close of business on December 31, 2004, the Company had 8,982,322 shares of Common Stock issued and outstanding, 796,568 shares of Series A Preferred Stock issued and outstanding and no shares of Series B Preferred Stock issued and outstanding. The Series A Preferred Stock and Series B Preferred Stock will automatically convert into Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that all shares of the Company's outstanding Preferred Stock may be converted into Common Stock. The Company's Common Stock and Preferred Stock vote as a single class, as if the Preferred Stock had been converted into Common Stock. The Company's Common Stock and Preferred Stock are the only classes of its securities outstanding having the right to vote for the election of directors of the Company. Each share of Common Stock entitles its record holder to one vote, and each share of Preferred Stock entitles its record holder to approximately 160 votes.

NOTE 14. STOCK OPTIONS

The following table summarizes the options granted, exercised and outstanding at December 31, 2004:



                                                                                   Weighted
                                                                                    Average
                                                                 Exercise Price    Exercise
                                                     Shares         Per Share        Price
----------------------------------------------------------------------------------------------
Outstanding at April 1, 2003                                 --              --             --
Granted                                                      --              --             --
Exercised                                                    --              --             --
Forfeited                                                    --              --             --

----------------------------------------------------------------------------------------------
Outstanding at December 31, 2003                             --              --             --
Granted                                              14,823,564   0.0005 - 0.20           0.06
Exercised                                           (10,562,280)         0.0005           0.00
Forfeited                                                    --              --             --
----------------------------------------------------------------------------------------------
Outstanding at December 31, 2004                      4,261,284              --           0.20
==============================================================================================
Options exercisable at December 31, 2004                     --              --             --
==============================================================================================


In 2005, the Company adopted a 2005 Amended Flexible Stock Incentive Plan which provides that 30 million shares of the Company's common stock may be delivered under the Plan to certain employees of the Company and to non-employee directors, consultants and advisors.

During 2004, the Company recognized compensation expense of $2.7 million in connection with the fair value of options issued to employees and consultants. The weighted-average (using grant date fair value) of stock options granted to employees during the year, and the weighted-average used to determine those fair values using a modified Black-Scholes option pricing model for stock options under Statement of Financial Accounting Standards No. 123 are as follows:



Weighted average fair value per option         $0.57

Significant assumptions (weighted average)
     Risk-free interest rate at grant date      3.43%
     Expected stock price volatility             100%
     Expected dividend payout                   None
     Expected option life (years)              10 YRS



The weighed average remaining contractual life on outstanding options at December 31, 2004 is approximately 10 years. All outstanding options at December 31, 2004 have an exercise price of $0.20 and vest over a three-year period.

NOTE 15. SUBSEQUENT EVENTS

Series B Financing

On January 14, 2005, the Company completed an offering of Series B preferred stock to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated there under. As part of this offering, the Company issued 116,754 shares of Series B Preferred Stock, $0.001 par value per share and warrants to purchase up to 1,868,071 shares of the Company's common stock, netting proceeds of $5.1 million. The offering was related to the Company's Merger agreement.

The stated per share value of the Series B Preferred Stock is $46.8933. Dividends are payable quarterly on January 1, April 1, July 1, and October 1. In the event that the Series B Preferred Stock has not been redeemed by Knockout, cancelled or converted into Common Stock prior to 180 days from the date the series B is sold by Knockout, the dividend rate will increase to 20% of the stated value per annum. Any accrued and unpaid dividends will entail a late fee equal to 18% per annum.

As part of this offering, the Company agreed to prepare and file with the Securities and Exchange Commission (SEC) a registration statement covering the resale of the Common Stock issuable upon conversion of Series B Preferred Stock and upon exercise of the warrants on or before April 10, 2005. If such registration statement is not filed on or before April 10, 2005 or if the registration statement is not declared effective by the SEC on or before July 9, 2005 (or August 8, 2005 if the statement is reviewed by the SEC), then the Company must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective and (b) the securities may be sold pursuant to Rule 144 (k).

Upon liquidation, dissolution or winding up of the business, the Series B ranks senior to all other series or classes of Knockout preferred or common stock. Immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that the Series B may be converted into Common Stock, each share of Series B will automatically convert into common stock at a conversion rate of 160 to 1.

Galt Note

In the first quarter of 2005, the Company paid $450,000 on the outstanding note due to Galt (Note 11), reducing the balance to $750,000. In connection with these payments, the maturity date of the remaining balance was extended from March 31, 2005 to July 31, 2005.

                                 Up to 9,101,352
                                    Shares of
                                  Common Stock

                                       of

                             KNOCKOUT HOLDINGS, INC.





                                   PROSPECTUS




                 The date of this prospectus is __________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or executive officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being our director or officer if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation requires that we indemnify our executive officers, directors, employees and agents, against any liability, cost, charge or expense asserted or incurred by such persons in such capacities, to the fullest extent permitted or authorized by the Delaware General Corporation Law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                               Nature of Expense                Amount
                               -----------------                ------
                      SEC registration fee                  $ 2,115.68
                      Accounting fees and expenses           15,000.00*
                      Legal fees and expenses                40,000.00*
                                                             ----------
                                            TOTAL           $57,115.68*
                                                            ==========

                      * Estimated

Item 26.    Recent Sales of Unregistered Securities

         In May 2002, we issued to Alan Gelband, a former director and former principal stockholder of United Network Marketing Services, Inc., and Kenneth Levy, a former officer and former director of United Network Marketing Services, Inc., 11% Promissory Notes in the principal amounts of $100,000 and $25,000, respectively, in exchange for previously issued 11% Promissory Notes (in the same principal amounts) and warrants to purchase 1,000,000 shares and 250,000 shares, respectively, of our common stock held by Messrs. Gelband and Levy that came due in May 2002. The warrants have a five-year term and an exercise price of $.10 per share. The previously issued 11% Promissory Notes were cancelled and we, in lieu of paying accrued and unpaid interest thereon, issued to Messrs. Gelband and Levy additional 11% Promissory Notes in the aggregate principal amounts of $5,500 and $1,375, respectively, and warrants to purchase 55,000 shares and 13,750 shares, respectively, of our common stock. The warrants have a five-year term and an exercise price of $.11 per share.

         In May 2002, Messrs. Gelband and Levy each purchased, for a purchase price of $5,500 (an aggregate of $11,000), 11% Promissory Notes in the principal amount of $5,500 (an aggregate of $11,000) and warrants to purchase 55,000 shares of our common stock (an aggregate of 110,000 shares). The warrants have a five-year term and an exercise price of $.11 per shares.

         In November 2002, Mr. Levy purchased for $5,000, 11% Promissory Notes in the principal amount of $5,000 and warrants to purchase 50,000 shares of our common stock. The warrants have a five-year term and an exercise price of $.06 per share.

         In November 2002, we issued to Messrs. Gelband and Levy 11% Promissory Notes in the principal amounts of $6,105 and $1,753, respectively, and warrants to purchase 61,050 shares and 17,531 shares, respectively, of our common stock, in lieu of paying accrued and unpaid interest on the 11% Promissory Notes held by Messrs. Gelband and Levy. The warrants have a five-year term and an exercise price of $.07 per share.

         In April 2003, Mr. Gelband purchased for $5,000, 11% Promissory Notes in the principal amount of $5,000.

         In May 2003, Messrs. Gelband and Levy each purchased for $1,500, respectively, 11% Promissory Notes in the principal amounts of $1,500.

         In September 2003, Messrs. Gelband and Levy purchased for $5,000 and $1500 respectively, 11% Promissory Notes in the principal amounts of $5,000 and $1,500, respectively.

         In December 2003, Mr. Gelband purchased for $500, an 11% Promissory
Note in the principal amount of $500.

         In January 2004, all of the outstanding warrants held by Messrs. Gelband and Levy, representing 1,557,331 shares of our common stock, were exercised at an exercise price of $.05 per share. The notes outstanding were reduced respectively by the amount due for the execution of the transaction, $77,867.

         In January 2004, Mr. Gelband purchased for $1,000, an 11% Promissory
Note in the principal amount of $1,000.

         In January 2004, Mr. Gelband purchase for $10,000, an 8% Promissory
Note in the principal amount of $10,000.

         All of the 11% Promissory Notes have a maturity date of May 31, 2004, with interest payable annually. The notes and warrants referred to above were issued to either Messrs. Gelband and Levy directly or to their respective pension plans.

         On December 28, 2004, we acquired all of the issued and outstanding capital stock of The Knockout Group, Inc., a Delaware corporation, pursuant to a merger of our wholly owned subsidiary, Knockout Acquisition Corp., a Delaware corporation, with and into The Knockout Group, Inc. The Knockout Group, Inc. was the surviving entity from the merger. In consideration for the merger, we issued 796,568 shares of Series A Preferred Stock to the former stockholders of The Knockout Group, Inc. Each share of Series A Preferred Stock will automatically convert into 160 shares of our common stock immediately after we amend our Certificate of Incorporation to authorize the issuance of a sufficient number of shares to complete the conversion.

         On January 10, 2005, we sold an aggregate of 69,624 shares of Series B Preferred Stock and warrants to purchase 1,113,984 shares of common stock to 17 accredited investors for aggregate gross proceeds of $3,265,000. On January 17, 2005, we sold an aggregate of 47,130 shares of Series B Preferred Stock and warrants to purchase 754,087 shares of common stock to 22 accredited investors for aggregate gross proceeds of $2,210,000. We sold shares of Series B Preferred Stock for a per share purchase price of $46.8933. For each share of Series B Preferred Stock purchased investors received warrants to purchase 16 shares of common stock. The warrants are exercisable for five years from the date of issuance at a price of $2.25 per share. Each share of Series B Preferred Stock will automatically convert into 160 shares of our common stock immediately after we amend our Certificate of Incorporation to authorize the issuance of a sufficient number of shares to complete the conversion.

         On May 3, 2005, we completed a private placement of a $3,000,000 11% Senior Secured Note and warrants to purchase 700,000 shares of our common stock to one accredited investor. The first 15 months of interest are being held in an escrow account to be disbursed as quarterly interest payments become due. After expiration of the first 15 months, we have the option to pay interest in shares of common stock. In addition, beginning 15 months after issuance of the Note, on the first business day of each month we must redeem 1/21st of the original principal amount of the Note plus accrued and unpaid interest and any other amounts then owing to the holder under the Note. The monthly redemption amount may be paid in cash or by the issuance of common stock. The warrants are exercisable for a period of five years with an exercise price of $0.01 per share.

         All of the above unregistered issuances of securities was made pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506, promulgated thereunder. Except as expressly set forth above, the individuals and entities to whom we issued securities are unaffiliated with us. For each of the above sales of unregistered securities, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933, as amended. Each of the above security holders who were not our executive officers represented that the are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

Item 27.    Exhibits

Exhibit Number                            Description
--------------------------------------------------------------------------------

2.1 Agreement and Plan of Merger dated as of the 28th day of December 2004, by and among the Company, Knockout Acquisition Corp. and The Knockout Group, Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

3.1 Certificate of Incorporation of United Network Marketing Services, Inc. (Incorporated by reference to registration statement on Form 10-SB (File No. 000-32007), filed with the Securities and Exchange Commission on November 22, 2000)

3.2 Certificate of Ownership and Merger of United Network Marketing Services, Inc. and Knockout Holdings, Inc. changing the Registrant's name to Knockout Holdings, Inc. (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on January 12, 2005)

3.3                 Amended and Restated By-laws of Knockout Holdings, Inc.
                    (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 2, 2005)

4.1 Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

4.2 Certificate of Designation, Powers, Preferences and Rights of Series B Preferred Stock. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

4.3 Securities Purchase Agreement dated January 10, 2005 among United Network Marketing Services, Inc. (n/k/a Knockout Holdings, Inc.) and each purchaser identified on the signature pages thereto (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 13, 2005)

4.4 Registration Rights Agreement dated January 10, 2005 by and among United Network Marketing Services, Inc. (n/k/a Knockout Holdings, Inc.) and each of the investors signatory thereto (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 13, 2005)

4.5 Securities Purchase Agreement dated January 17, 2005 among United Network Marketing Services, Inc. (n/k/a Knockout Holdings, Inc.) and each purchaser identified on the signature pages thereto (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 20, 2005)

4.6 Registration Rights Agreement dated January 17, 2005 by and among United Network Marketing Services, Inc. (n/k/a Knockout Holdings, Inc.) and each of the investors signatory thereto (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 20, 2005)

4.7 Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 20, 2005)

4.8 Securities Purchase Agreement dated as of May 2, 2005 among Knockout Holdings, Inc. and DCOFI Master LDC (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 6, 2005)

4.9 11% Senior Secured Note due May 2, 2005 issued to DCOFI Master LDC (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 6, 2005)

4.10 Registration Rights Agreement entered into as of May 2, 2005 among Knockout Holdings, Inc. and DCOFI Master LDC (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 6, 2005)

4.11 Common Stock Purchase Warrant to purchase 700,000 shares of common stock of Knockout Holdings, Inc. issued to DCOFI Master LDC (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 6, 2005)

4.12 Security Agreement dated as of May 2, 2005 among Knockout Holdings, Inc. and DCOFI Master LDC (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 6, 2005)

4.13 Escrow Agreement made as of May 2, 2005 by and among Knockout Holdings, Inc., DCOFI Master LDC and Continental Stock Transfer & Trust Company (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 6, 2005)

5.1                 Opinion and Consent of Sichenzia Ross Friedman Ference LLP

10.1 Employment Agreement made as of October 1, 2003 between John Bellamy and The Knockout Group, Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

10.2 Industrial Building Lease made as of August 1, 2004 between Centerpoint Properties Trust and The Knockout Group, Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

10.3 License Agreement made as of November 4, 2004, between The Knockout Group, Inc. and George Foreman. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

10.4 Agreement made as of September 2, 2004 between Artistic Communication Center, Ltd. and the Company. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 4, 2005)

10.5 Employment Agreement dated November 10, 2004 between The Knockout Group, Inc. and Ahmed Shaikh (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange Commission on March 14, 2005)

10.6 Employment Agreement dated December 12, 2004 by and between The Knockout Group, Inc. and Oscar Turner (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange Commission on March 14, 2005)

10.7 Agreement dated July 22, 2004 between Charleston Holdings, LLC, a Delaware limited liability company, and The Knockout Group, Inc.

10.8 Assignment of Interest in Pending Patents and Trademarks among The Knockout Group, Inc. and Dr. Isaac Horton, III (Incorporatd by reference to Form 8-K/A, filed with the Securities and Exchange Commission on May 4, 2005)

16.1 Letter from Goldstein Golub Kessler LLP dated January 19, 2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on January 19, 2005)

21.1 List of Subsidiaries (Incorporated by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on April 15, 2005)

23.1                Consent of Sichenzia Ross Friedman Ference LLP (See Exhibit
                    5.1)

23.2                Consent of BDO Seidman, LLP

24.1                Powers of Attorney (Included on the signature page hereto)

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

            (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

      (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northlake, Illinois on May 10, 2005.

                                           KNOCKOUT HOLDINGS, INC.


                                           By:  /s/ John Bellamy
                                               -------------------------------
                                                    John Bellamy,
                                                    Chief Executive Officer


                                           By:  /s/ Oscar Turner
                                               -------------------------------
                                                    Oscar Turner,
                                               Chief Financial Officer and
                                               Principal Accounting Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John Bellamy and Oscar Turner, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

           Signature                         Title                  Date
---------------------------------    ---------------------    ----------------
 /s/ John Bellamy                    Chairman of the Board      May 10, 2005
-----------------------------
John Bellamy

 /s/ Oscar Turner                                 Director      May 10, 2005
-----------------------------
Oscar Turner

/s/ Dr. Isaac Horton, III                         Director      May 11, 2005
-----------------------------
Dr. Isaac Horton, III

 /s/ Kevin Waltzer                                Director      May 10, 2005
-----------------------------
Kevin Waltzer

 /s/ Tony Weiss                                   Director      May 10, 2005
-----------------------------
Tony Weiss

 /s/ David Rights                                 Director      May 11, 2005
-----------------------------
David Rights

 /s/ Coleman Peterson                             Director      May 10, 2005
-----------------------------
Coleman Peterson